Registration No. 333-

As filed with the Securities and Exchange Commission on December 21, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORGIVEN BOTTLING GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	2086	27-3396443
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

7024 Bluebird Wing St.

N. Las Vegas, NV 89084

(702) 591-1534

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Excelsior Management, LLC

2808 Cowan Circle

Las Vegas, NV   89107

(775) 781-4143

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq. Ltd.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

Office: (702)382-1714

Fax: (702)382-1759

E-mail: harold@gewerterlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   X  .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)
Common stock, par value $.001 per share, for sale by Our Company	12,500,000	$ 0.20	$ 2,500,000.00	$286.50

(1)    Registration fee has been paid via Fedwire.

(2)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3)    Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer will sell the common stock being registered in this offering at a fixed price of $0.20 per share.

SUBJECT TO COMPLETION, DATED ____________ __, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

FORGIVEN BOTTLING GROUP, INC.

12,500,000 Shares of Common stock

This prospectus will also allow us to issue up to 12,500,000 shares of our common stock in our initial public offering.   The proceeds from the sale of these shares will be available for use by the Company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC Bulletin Board and no market for these securities may develop. The issuer will sell the common stock being registered in this offering at a fixed price of $0.20 per share.  The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

	Offering Price Per Share	Gross Proceeds to Our Company	Offering Expenses (1)	Net Proceeds to Our Company (2)
Per Share (Initial Public Offering)	0.20	0.20	0.02	0.18
Total	$2,500,000	$2,500,000	$250,000	$2,250,000

(1)  Estimated expenses to be paid by the Issuer including payment of any underwriting or placement commissions, discounts or expense.

Our Auditor has raised substantial doubts about our ability to continue as a going concern.

This is a self underwritten offering.  No underwriter is participating in this offering.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 4 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

This is a no minimum offering for a maximum of 180 days with no minimum purchase requirement and no escrow.

Forgiven Bottling Group, Inc., 7024 Bluebird Wing St., N. Las Vegas, NV 89084,  (702) 591-1534

The date of this prospectus is December ____, 2012.

Table of Contents

Prospectus Summary	5
Risk Factors	7
Cautionary Note Regarding Forward-Looking Statements	11
Use of Proceeds	11
Capitalization	12
Dilution	12
Market for Common Equity and Related Stockholder Matters	14
Description of Business and Property	14
Management’s Discussion and Analysis of Financial Condition and Results of Operations	22
Our Management	29
Security Ownership of Certain Beneficial Owners and Management	31
Certain Relationships and Related Party Transactions	31
Description of Capital Stock	32
Selling Stockholders	34
Plan of Distribution	35
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	37
Legal Opinion	38
Experts	38
Interests of Named Experts and Counsel	38
Additional Information	39
Index to Financial Statements	F-1

Unless otherwise specified, the information in this prospectus is set forth as of December 21, 2012, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Forgiven Bottling Group, Inc.   See Cautionary Note Regarding Forward Looking Statements on page 11.

Our Company

The Forgiven Bottling Group, Inc. Forgiven began operations in October of 2010.  Forgiven is, to the Company’s knowledge, the only alcohol metabolizing product on the market.  There are currently no other products on the market that claim to increase the body’s ability to process alcohol.  In the initial clinical trials, Forgiven was shown to speed the body’s ability to process alcohol by an average of 62% faster in women and 32% faster in men of the unassisted natural rate.  Forgiven, comprised of all natural ingredients, provides nutrients to assist the body’s ability to burn alcohol.  FBG has filed a patent application to provide further protection for the proprietary blend.

Forgiven has successfully penetrated the retail markets with current distribution in 6,000 stores nationwide.  With capitalization of the company Forgiven will have the opportunity to grow our retail networks. We are currently in negotiations with additional retailers.  Landing a small portion of these retailers will potentially add thousands of additional retail outlets within the next 6-12 months.

Forgiven is also completing the R & D work on a 2oz liquid shot.  We believe this will be more readily accepted by the bar/nightclub and restaurant industry.  The liquid shot is more bio-available and therefore produces faster results.  That coupled with the popularity of the 2 ounce shot format enjoyed by Five Hour Energy, we believe it will be readily accepted in outlets less suited to marketing a capsule product.  .

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

This prospectus covers up to 12,500,000 shares to be issued and sold by the company at a price of $0.20 per share in a direct public offering.

Our officers and directors will not receive commissions for any sales originated on corporation’s behalf. The corporation believes that our officers and directors are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, our officers and directors:

1.

are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2.

are not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

are not an associated person of a broker or dealer; and

4.

Meet the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

ABOUT THIS OFFERING

Securities Being Offered	Up to 12,500,000 shares of common stock of Forgiven Bottling Group, Inc. to be sold by the Company at a price of $0.20 per share.

Initial Offering Price	The Company will sell up to 12,500,000 shares at a price of $0.20 per share.

Terms of the Offering	The Company will offer and sell the shares of its common stock at a price of $0.20 per share in a direct offering to the public.

Termination of the Offering

 The offering will conclude when the Company has sold all of the 12,500,000 shares of common stock offered by it or at a maximum of 180 days. The Company may, in its sole discretion, decide to terminate the registration of the shares offered by the Company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 4.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of $(556,879) as of December 31, 2011 and we expect to continue toincur expenses in the foreseeable future related to the further implementation of our advertizing and marketing campaign. As a result, we will be sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund marketing. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2012 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to support our cost structure. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary through one or more private placement or public offerings. Our auditors have expressed substantial doubt as to the Company's ability to continue as a going concern in the notes to their financials included herein.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth may place a strain on our managerial, operational and financial resources.  Further,  if  our  subsidiary’s  business  grows, we  will  be  required  to  manage  multiple relationships. Any further growth by us or an increase in the number of our future strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

There is a significant degree of risk in marketing hangover products when it comes to product liability claims and potential infractions with FDA and/or FTC guidelines.

Although we carry five million ($5,000,000) dollars in product liability insurance, and our products contain no substances considered unsafe in the general market place, these considerations can change over time.  Additionally, though we receive expert advice from manufacturers and consultants regarding complying with FDA and FTC regulations, the regulations are very complex and, in some instances, subject to interpretation.

Though we have taken great efforts to document all claims and comply with all labeling and advertising standards, it is possible that the Company would be subject to such regulatory investigations and/or liability claims that would have an adverse impact on the Company’s ability to operate and grow in the manner currently projected.

We will need to establish additional relationships with collaborative and development partners to fully develop and market our products.

We do not possess all of the resources necessary to develop and commercialize products on a mass scale. Unless we expand our development capacity and enhance our internal marketing, we will need to make appropriate arrangements with collaborative affiliates to develop and commercialize current and future sites and products.

Collaborations may allow us to:

•

generate cash flow and revenue;

•

offset some of the costs associated with our internal development;

•

successfully commercialize product candidates.

If we need but do not find appropriate affiliate arrangements, our ability to develop and commercialize products could be adversely affected. Even if we are able to find collaborative partners, the overall success of the development and commercialization of products will depend largely on the efforts of other parties and is beyond our control. In addition, in the event we pursue our commercialization strategy through collaboration, there are a variety of attendant technical, business and legal risks, including:

•

a development partner would likely gain access to our proprietary information, potentially enabling the partner to develop products without us or design around our intellectual property;

•

we may not be able to control the amount and timing of resources that our collaborators may be willing or able to devote to the development or commercialization of our products or to their marketing and distribution; and

•

disputes may arise between the Company and our collaborators that result in the delay or termination of the development or commercialization of our product candidates or that result in costly litigation or arbitration that diverts our management’s resources.

The occurrence of any of the above risks could impair our ability to generate revenues and harm our business and financial condition.

We may not be successful at marketing our products.

We may not be able to market the sites or the underlying products and any financial or research efforts we exert to develop, commercialize or promote such sites and products may not result in revenue or earnings.

We may lose out to larger and better-established competitors.

The industry is intensely competitive. Most of our competitors have significantly greater financial, technical, marketing and distribution resources as well as greater experience in the industry than we have. Our products may not be competitive with other technologies. If this happens, our sales and revenues will decline.  In addition,  our  current  and  potential  competitors  may establish cooperative  relationships  with  larger companies  to  gain  access  to  greater  development  or  marketing  resources.  Competition may result in price reductions, reduced gross margins and loss of market share.

Risks Relating to our Stock

The Offering price of $0.20 per share is arbitrary.

The Offering price of $0.20 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company or any other generally accepted criteria of value.

Some of our current shareholders will become eligible in the future to sell their stock, which may adversely affect the market price of your stock should the Company become listed on an exchange in the future..

Our Officers and Directors have been being paid through common stock.  Common stock owned by our officers and directors have shares that are deemed “restricted securities”; as that term is defined under the Securities Act of 1933, as amended (the “Securities Act”). In the future they may sell their securities under Rule 144 which provides, in essence, that an affiliate having held restricted securities for a period of one (1) year may sell every three (3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of the Company’s issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale.

The sale of our common stock pursuant to this prospectus or any future additional issuances of our common stock may result in immediate dilution to existing shareholders.

We are issuing up to 12,500,000 shares of our common stock pursuant to this prospectus.  Our Board of Directors has the authority, without the consent of any of our stockholders, to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges attached to such shares. The sale of our common stock pursuant to this prospectus, and any future additional issuances of our common stock will result in immediate dilution to our existing shareholders’ interests, which may have a dilutive impact on our existing shareholders, and could negatively affect the value of your shares.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company.   As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company.   The proceeds of the sale may not be sufficient to implement the company’s business strategy.

We will apply to have our common stock traded over the counter, which may deprive stockholders of the full value of their shares.

We will apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker -dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Upon the completion of this Offering the directors, executive officers and principal Preferred and Common Shareholders of the Company shall own eighty-four point three four percent (84.34%) percent of the Company’s equity. Additionally, the Company’s two major shareholders, T.J. Lavin and Charles B. Aday, III, hold nine million four hundred fifty thousand Preferred A Shares of stock.  Each Preferred A share is allotted ten (10) votes.  Thus, at the close of this Offering, there will be one hundred fourteen million, three hundred fifty thousand (114,350,000) votes outstanding, of which the two Preferred A shareholders will control ninety-four million five hundred thousand.  This translates to eighty-two point six four percent (82.64%) of the voting rights.  As a result, such entities shall have a significant influence on the affairs and management of the Company, as well as on all matters requiring Shareholder approval, including electing and removing members of the Company’s board of directors (the “Board”), causing the Company to engage in transactions with affiliated entities, causing or restricting the sale or merger of the Company, and changing the Company’s dividend and/or distribution policy(ies). Such concentration of ownership and control could have the effect of delaying, deferring or preventing a change in control of the Company even when such a change of control would be in the best interests of the Company’s other shareholders including the holders of Shares from this Offering.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of director’s independence, audit committee oversight and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•

the ability of the company to offer and sell the shares of common stock offered hereby;

•

the integration of multiple technologies and programs;

•

the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•

changes in existing and potential relationships with collaborative partners;

•

the ability to retain certain members of management;

•

our expectations regarding general and administrative expenses;

•

our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses;

•

other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward -looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 12,500,000 shares of common stock to be sold by us, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•

advertising and marketing expenses;

•

working capital;

•

capital expenditures.

The following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels.  The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ.  The table is set out in the perceived order of priority of such purposes, provided however, management may reallocate such proceeds among purposes as the situation dictates pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

“Use of Proceeds”
	25%	50%	75%	100%
Legal / Accounting	$30,000.00	$30,000.00	$30,000.00	$30,000.00
General Operational Expense
(Office Space, Utilities, etc…)	$120,000.00	$140,000.00	$160,000.00	$180,000.00
Offering Expenses	$50,000.00	$50,000.00	$50,000.00	$50,000.00
Advertising	$425,000.00	$1,030,000.00	$1,635,000.00	$2,240,000.00
Total	$625,000.00	$1,250,000.00	$1,875,000.00	$2,500,000.00

In the event that less than 25% is raised, the funds raised will be used first for legal/accounting and offering expenses after which the funds will be utilized for advertising.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2012 and December 31, 2011.

June 30, 2012
Long term liabilities Stockholders’ deficit	$-
Preferred stock	1,030
Common stock	840
Additional paid in capital	1,668,430
Accumulated deficit	(1,844,549
Total stockholders’ deficit	(174,249)
Total capitalization	(174,249)

December 31, 2011
Long-term liabilities	-
Stockholder’s deficit
Preferred stock	775
Common stock	543
Additional paid-in capital	538,982
Accumulated deficit	(556,879)
Total stockholders’ (deficit) equity	(16,579)
Total capitalization	$(16,579)

DILUTION

The net tangible book value of our Company as of December 31, 2011 was a negative $16,579 or ($0.003) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on December 31, 2011 (5,450,000).

Our net tangible book value and our net tangible book value per share will be impacted by the 12,500,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.20 per share.

We are registering 12,500,000 shares of common stock for sale by our company.   If all shares are sold at the offering price of $0.20 per share, and estimated offering expenses of $50,000 (our net tangible book value as of December 31, 2011 would have been $2,203,421 or approximately $0.13 per share. (2,203,421 /17,950,000 shares) Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.13per share and an immediate dilution to new stockholders of $0.07 per share. The following table illustrates the per share dilution:

Maximum Offering (100%)—12,500,000 shares sold at $0.20 per share resulting in Net book value of  $2,433,421.

Assumed public offering price per share		$0.20

Net tangible book value per share before this offering	$	(0.003)

Increase attributable to new investors		$0.12

Net tangible book value per share after this offering		$0.12

Dilution per share to new stockholders		$0.08

Current Shareholders % after offering		84.34%
Purchaser’s % after offering		15.66%
Current Shareholders Capital Contribution		$(16,579)
Purchasers Capital Contribution		$2,500,000

(75%)—9,375,000 shares sold at $0.20 per share resulting in Net book value of $1,808,421.

Assumed public offering price per share		$0.20

Net tangible book value per share before this offering	$	(0.003)

Increase attributable to new investors		$0.10

Net tangible book value per share after this offering		$0.10

Dilution per share to new stockholders		$0.010

Current Shareholders % after offering		88.59%
Purchaser’s % after offering		11.41%
Current Shareholders Capital Contribution		$(16,579)
Purchasers Capital Contribution		$1,875,000

(50%)—6,250,000 shares sold at $0.20 per share resulting in Net book value of $1,183,421.

Assumed public offering price per share		$0.20

Net tangible book value per share before this offering	$	(0.003)

Increase attributable to new investors		$0.08

Net tangible book value per share after this offering		$0.08

Dilution per share to new stockholders		$0.12

Current Shareholders % after offering		92.25%
Purchaser’s % after offering		7.75%
Current Shareholders Capital Contribution		$(16,579)
Purchasers Capital Contribution		$1,250,000

(25%)—3,125,000 shares sold at $0.20 per share resulting in Net book value of $558,421.

Assumed public offering price per share		$0.20

Net tangible book value per share before this offering	$	(0.003)

Increase attributable to new investors		$0.05

Net tangible book value per share after this offering		$0.05

Dilution per share to new stockholders		$0.15

Current Shareholders % after offering		96.32%
Purchaser’s % after offering		3.68%
Current Shareholders Capital Contribution		$(16,579)
Purchasers Capital Contribution		$625,000

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange.  We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of September 20, 2012, the Company has thirty three (33) shareholders who hold 100% of its issued and outstanding common stock. There are no outstanding options or warrants issued added and that officers and that the shares outstanding may be subject to sale under Rule 144 causing dilution in the market price.

DESCRIPTION OF BUSINESS AND PROPERTY

General

The Forgiven Bottling Group, Inc. (Forgiven) was formed in September 2010 and began operations in October of 2010.   The company has no brick and mortar operations, choosing instead to outsource warehousing of product and distribution functions to established facilities.  This not only reduces start-up capital requirements but provides a more economically, viable solution during the initial phase, until the company reaches maturity and can benefit from bringing these functions in-house.

STRENGTHS

Forgiven is, to the Company’s knowledge, the only alcohol metabolizing product on the market.   FBG has the term first and only Alcohol Metabolizer trademarked. In the initial clinical trials attached as an exhibit hereto, Forgiven was shown to speed the body’s ability to process alcohol 62% faster in women and 32% faster in men that of the unassisted natural rate.  Forgiven, comprised of all natural ingredients, provides nutrients to assist the body’s ability to burn alcohol.  With this clinical research and with an IRB reviewed full phase I clinical trial protocol was drafted and Completed Spring of 2012, we believe the competition will have a difficult time catching up to Forgiven before FBG has captured the majority of the domestic market.  FBG has filed a patent application to provide further protection for the proprietary blend.

ORGANIC ACIDS

Organic acids are naturally occurring acids created from the breakdown of organic material in the humus in soils, these are considered to be one of the most powerful anti-oxidants known.  They are capable of neutralizing a wide range of free radicals that form in the body.

Organic acids are natural electrolytes capable of rapidly reversing dehydration.  They neutralize toxins associated with drinking, helping the conversion of alcohol to acetic acid, water and carbon dioxide.  Humics also serve to inhibit the absorption of toxins through the digestive system.  They help regulate the immune system and have well demonstrated anti-viral properties.  Organic acids also serve to enhance mineral and nutrient transport into the cells and the removal of waste products from the cells.

The organic acids also contain 73 separate organic trace minerals.  By weight, 10% is made up of magnesium, which is an important mineral lost through alcohol consumption.  These trace minerals assist over 300 enzymatic reactions in the body.  They trigger amino acid activation and DNA synthesis, boost energy production, act as an alkalizing agent and are high in calcium and potassium, essential for regulating neurotransmitters.  The organic acids also contain sulfur which is critical to maintaining healthy glutathione levels (the main detoxifying agent in the metabolism of alcohol) and serotonin levels in the brain.

L-CYSTEINE and L-GLUTAMINE

Alcohol is processed in the liver to acetaldehyde.  However, acetaldehyde is more toxic to the body than alcohol.  Acetaldehyde dehydrogenase and glutathione break the acetaldehyde down to nontoxic acetate (a substance similar to vinegar).  Both Cysteine and glutamine are required for the liver to continue to make glutathione.  Without glutathione, the acetaldehyde builds up.  Acetaldehyde toxicity leads to the debilitating effects of alcohol consumption such as headaches and vomiting.

L-Cysteine and L-Glutamine reduce free acetaldehyde in the blood from 41.3 to 47%.  They rapidly oxidize the ethanol levels in the blood, lowering the alcohol levels in the blood, brain and liver.  Glutamine enhances alertness and once restored to normal levels will allow the person consuming alcohol to sleep restfully through the night.

VITAMINS B-1, B-3, B-5, B-6, C and ZINC

These vitamins and mineral are used up in the processing of alcohol.  The headache common to alcohol consumption (in the forehead region) is aggravated by a deficiency of vitamin B1.  Vitamin B1 is also needed to convert food to energy in the body and provides proper nerve conduction without the over-excitement common after alcohol has depleted neurotransmitter balance in the body.  Vitamin B-3 (Niacin) is critical for the production of neurotransmitters.  Vitamin B-5 (Pantothenic Acid) is needed by the adrenal glands to produce over 30 different hormones.  Vitamin B-6 (Pyridoxine) is needed for neurotransmitter production as well.  Zinc is required; again, for the production of neurotransmitters as well as to maintain a healthy immune system and aides the body’s healing function.

RHODIOLA ROSEA EXTRACT

Rhodiola rosea is a plant touted by researchers as an “adaptogen” due to its ability to increase the body’s resistance to a variety of environmental and physical stressors.  Rhodiola has been shown to stimulate the nervous system, improve depression, enhance work performance, improve sleep and eliminate fatigue.  It has been found to provide enhanced oxygenation of the tissues and is therefore used by people exposed to high altitudes, whether due to work, sports or extended time in airplanes, Rhodiola will alleviate the stress associated with high altitude conditions.  Since acetaldehyde inhibits the ability of red blood cells to carry oxygen, Rhodiola has been shown to be effective in alleviating some of the adverse effects caused by alcohol consumption.  See clinical study as exhibit hereto.

REGULATORY COMPLIANCE

FDA PRE-MARKET NOTIFICATION

Forgiven has filed all claims currently being used with the FDA in compliance with the Pre-market Notification regulation. The FDA does not approve supplements.  FBG has been proactive by doing pre market notifications with the FDA and has currently completed a IRB approved clinical study showing the effectiveness of Forgiven.

CLINICAL STUDY

Forgiven has conducted an Internal Review Board (IRB) reviewed clinical study demonstrating the efficacy of the Forgiven product.  With the completion of the study Forgiven will consider having it published in a Peer-reviewed publication and will add to packaging that the product is “Clinically Proven”. See clinical study in exhibit. The FDA does not approve supplements.  FBG has been proactive by doing pre market notifications with the FDA and has currently completed a IRB approved clinical study showing the effectiveness of Forgiven.

PATENTS

Forgiven has filed and received acceptance of two patent applications which are currently pending.  Since the patents are currently pending, we are not at liberty to include copies of the patent submissions here but can say that the patents were written by an intellectual property attorney with the intention to provide extended protection for use of the ingredients found in the Forgiven product over a wide-range of combinations and quantities.  We expect the patent applications to be pending for the next 3 years or more prior to having the patents approved and the art becoming of public record.

STRATEGY

With the funds needed to push a mass marketing campaign, Forgiven will be first to market, setting the precedent for any products to follow.  To our knowledge, Forgiven is the first and only alcohol metabolizer on the market.  Forgiven is in a unique position to create and capture the market by creating a new category of alcohol metabolizers.  Historically, the first to market has maintained no less than 50% of the market by the time competitors are able to create a product of comparable value.  Forgiven, through its aggressive marketing campaign, social media, endorsements from sports figures/athletes, musicians and a broad range of celebrities, will have the ability to rapidly penetrate the market and establish a strong distribution network.   Forgiven has agreements with multiple athletes to support the brand through social media and brand awareness through clothing to support the company.

The initial step in executing our strategy is to concentrate on the domestic market and establish distribution through C-Store and liquor outlets with the individual packets.  Once established, , we will follow up with shelf stable 2.0ounce shot, and will be able to penetrate  the nightclub and bar channel and ultimately penetrate food/drug/mass with thirty and sixty count bottles. Having created a product in a new category,  our goal is to be the first to establish a domestic and international distribution network to corner and secure our position in the market, so we are assured category dominance well into the future and continue to stay ahead of our competitors. Forgiven is currently in the registration process with the above countries for approval to distribute the product abroad.  RH labs has secured contracts with key distributors in these countries and it will be the sole distributors responsibility to market and distribute the product aboard to the selected countries.  There are minimums in place for the distributor to meet to maintain the exclusive in these countries.

COMPETITION

As stated, to our knowledge, Forgiven is the first alcohol metabolizer on the market.  Though there are currently 39 different hangover products available, Forgiven stands alone as an alcohol metabolizer, capable of increasing the body’s ability to process alcohol quickly..  Since Forgiven is not in direct competition with  hangover products we do get shelf space in the same area.  Forgiven’s marketing, education and clinical data will allow it to stand alone from any other products on the market today.

OUTSOURCED EXPERTISE

Forgiven is employing a strategy of out-sourcing manufacturing, distribution and marketing through third-party senior management and professional consultants during the start-up phase.  In addition to reducing the initial start-up costs, this strategy ensures a more rapid growth curve that will allow us to quickly establish full distribution and adoption of Forgiven as the undisputed “Original” in the market place.   There is no agreement between High tech and forgiven it is contracted work as needed to manufacture product.  When the run is complete high tech invoices forgiven and the bill is paid.  RH labs has an 18 month exclusive on distribution to Food, Drug, Mass and C-stores throughout the USA.  They are sold the product at wholesale and are allowed to mark up the product to sell to retailers.  This is how RH lab makes their money on distribution.  I have provided a copy of the RH labs agreement.

MANUFACTURING

Forgiven currently manufacturers with Hi-Tech Pharmaceuticals. Hi-Tech owns and operates a state-of-the-art current Good-Manufacturing Practices (cGMP) manufacturing and packaging facility, as well as manufacturing two of the leading supplements on the market, Fastin and Stamina RX.

DISTRIBUTION

In 2011, Forgiven entered into an agreement with master distributor, RH Laboratories, who has extensive connections in the Food, Drug, and Mass Merchandising channels. This partnership has increased distribution exponentially, with new retailers joining every month.

Domestically, Forgiven is in 6,000 stores including:

•

CVS

•

GNC

•

Duane Reade

•

Pilot

•

Love's

•

Circle K

•

7-Eleven

•

Mapco

•

And select regional retailers in key markets (MGM Properties, Terrible Herbst, etc.)

All retailers on this list have been secured by RH Labs and thus have no separate agreements with registrant.

What's Next?

Current negotiations with Wal-mart, Walgreens, Rite Aid, Murphy Oil, Speedway, AAFES and others are expected to result in thousands more stores added to the current total within the next 6-12 months.

RH Labs has secured key distribution in Canada and the Pacific Rim including Korea, Japan, Thailand, and others. Forgiven has secured a five year contract for distribution in New Zealand

MARKETING

Media Habits of Forgiven’s Target Market

Americas’ 35 to 55 adult consumers

The sheer number of people in this core population segment is leading many advertisers to reposition their advertising budgets away from the traditional 25 to 24 target and skew their message towards an older audience. See attached exhibits for the below references in this section.

There are a number of characteristics of today’s 35 to 55 consumer market that are driving this shift   and requiring a rethinking of the advertising industry’s assumptions and stereotypes about “older” consumers.  Income levels and percentages of disposable income is one of the primary characteristics of today’s 35 to 55 consumer grabbing advertisers attention. They not only have the income to purchase for themselves, but because they are also frequently buying for their kids, many are “double-dipping" according to Doug Anderson, SVP for Research & Development for Nielsen.

Unlike previous generations today’s older adults are willing to reconsider their brand choices and are highly influenced by messages delivered by traditional media

Mature consumers spend on categories previously not associated with older people. NBC Universal initiated a study  of the Baby Boom generation that showed that they spend more than the average consumer on a broad range  of categories   including  home improvement, dining/entertainment, cosmetics, supplements and electronics. Today’s mature consumer is willing to spend money on areas that relate directly to themselves.

The 35 to 55 adult categories are also growing.  According to census data the over 35 age group will grow by 27 percent by 2017, by contrast, the age 18-to-35 demographic traditionally favored by marketers will increase by less than 1 percent. Targeting Americas’ 35 to 55 adult consumers. Today’s media properties are well positioned to reach our aging consumer.

While the big 4 TV networks are still forced to deliver a broad range of programming options to reach all demo segments  the cable networks  have fine tuned their audience segments  and are  receiving a larger share of the viewing audience .  Networks such as Discovery, A&E, Science and national Geographic are delivering infotainment programming directly to the 35 to 55 audience. Networks such as Bravo, Travel, Bio and FX have also devoted significant sections of their program grid to this core consumer audience.

While Television is still the number one methodology of reaching today’s consumer the 35 to 55 audience is still a viable target using media options that have fallen drastically for other segments.  National newspapers and core financial magazines are not seeing the pressure younger targeted publications are seeing to move to on-line only.  Publications such as USA Today and the Wall Street Journal are expanding distribution via On-Line while maintaining a viable print distribution for today’s advertisers requiring structured reach and frequency.

In addition to TV and structured print options advertisers looking to target the 35 to 55 audience can look to radio as a viable layer to their overall media plan. Syndicated news, talk and sports programming reaches the audience well and like all radio messaging has seen an increase in call to action success.

We are currently national with the product throughout the USA.  Forgiven has Contracted with RH labs who is responsible to get the product into the retail locations.  Forgiven will support the product through advertising such as the contract in place with media funding solutions.

Americas 18-34 Adult Consumers

To create the best, most efficient ad campaign possible, Forgiven has compiled data on the media habits of men 18-34 who drink beer frequently (at least six times in the past two weeks). This summary of the data is divided into three parts: What media they consume the most, how they are consuming it, and what programming they prefer.  Approximately 2.2 million people fit this profile (according to The Media Audit).

What media are they consuming?

This demographic spends a lot of time on the Internet.  About half of them spend at least three hours a day online with another 30% spending 1-3 hours surfing the web.  The report does not provide detail on how this demo is accessing the web.  The second most consumed media is billboards, based on the number of miles this target travels.  Half of these men drive at least 200 miles a week. This amount of time spent in the car explains their high exposure to radio airplay.  Over half of our target listens to at least an hour of radio every day.  Radio would be a poor choice as our primary medium, because it misses almost a third of the target.  Last, most of them watch TV but their television habits vary greatly.  About 17% watch at least five hours a day, but 30% watch 2-5 hours and the largest percent (38%) watch some, but less than three hours.  They do not spend much time with the newspaper.

How are they getting their media?

The majority (80%) of this target audience has Cable TV and/or satellite, but there are three times more cable subscribers than Satellite.  They also choose AM/FM radio over Sirius XM.  Only 7% of the target has listened to Satellite radio in the past week, making it an inefficient ad medium for us.

When are they consuming their media?

On an average weekday, 86.2% of the target is exposed to television.  About a third of the target watches TV during the day time, and the numbers crawl upward after 5:00 PM.  Over half (54%) of the target watches prime time TV (7-10 PM), but they tend to continue watching later when other demographics are getting ready for bed.  A quarter of our demo watches TV until midnight, and about a third are up early watching TV before 9:00 AM.

The data suggests that a significant portion of people in this group listen to the radio during their commute.  About half of them listen to the radio between 5:00 and 10:00 AM.  About two percent more listen on their way home from work between 3:00 and 7:00 PM. Interestingly, the impressions don’t fall off much during the day.  Over 40% of our target tunes in between 10 AM and 3:00 PM.  Less than a quarter of our target listens after 7:00 PM, and less than 10% listen between midnight and 5:00 AM.  While this does not amount to very many early morning listeners, it should be noted that someone listening to radio at that hour is 36 times more likely to fit into our demo.

The data does not include information about when the target is exposed to the Internet and billboards, but since these media are usually served consistently (and not bought by day-part) it is inconsequential.

What are they tuned into?

This demographic loves sports, and when they can’t go to the game, they tend to watch the games on TV.  Ninety percent of respondents in our target demo claim to have followed sports on TV or the radio in the past year.  They frequently tune into ESPN, Fox Sports Net, and Comcast Sports.  Since few of them have Direct TV, most are tuning to their local cable channel.

When it comes to following sports on the radio, professional football and professional baseball take the lead with just over half of the target tuning in.  Nearly half of our target also tunes into the radio to follow college football.  Over 40% of the target also tunes in for basketball games, whether professional or collegiate.

A whopping 75% of our target watches professional football on TV, but that’s not the only league they follow.  About 65% also watch professional baseball and college football.  College basketball, professional basketball, and professional ice hockey also draw lots of viewers from our target demographic.  Almost a third of our demo watches NASCAR on TV, which makes them about 16% of NASCAR’s total audience and 61 times more likely to be a NASCAR fan than the average person.

What about the students?

Many of the men in this demographic are in college.  This changes some of their media habits.  They watch more TV throughout the day with even higher numbers (74.5%) tuned in during primetime.  Only 6% of college students in our demo aren’t exposed to TV on an average weekday, making it an extremely good choice of media to reach this demographic.  The vast majority (90%) subscribe to local cable.  Their radio consumption habits are strikingly similar to their counterparts, and they spend a little less time on the Internet.  It is somewhat surprising that, although not commuting, these students spend a lot of time in the car.  Almost 60% drive over 200 miles a week.

When it comes to programming, their choices are very in-line with the rest of their demo.  Almost all (94%) have followed sports on TV in the past year.  Their favorite sports to watch are professional basketball and professional football.  Still, more of them tune into college sports, with two-thirds of them watching college football and over 70% watching college basketball.

Large percentages are following sports on the radio, too.  Almost 70% of the target listens to professional basketball on the radio, and 57% tunes in for pro football.    About half of the target is also tuning in for college basketball and football.

Summary

Based on this data, the three best media to reach men 18-34 who frequently drink beer are Internet, television, and radio.  Billboards are a close fourth, and may be used in place of internet.  The target listens to the radio all day long and watches primetime television. They also tend to be huge sports enthusiasts.  They follow multiple sports through multiple media, providing ample opportunities to reach them through AM/FM radio and local cable.

Marketing expenses outlined in the financial projections are aligned to the above strategy of reaching the 18 – 34 year old male demographic.  Specifically, Forgiven will utilize:

Billboards:  This demographic spends a lot of time in their cars, and there’s much less competition for their attention there.

Radio:  This demographic listens to AM/FM radio all day, especially during drive times.  Radio is also a great complement to billboards because they both reach the consumer out of home.  Most of this demographic does not subscribe to Sirius, so it’s a poor choice of medium.

Television:  Since 86.2% of our target demo is exposed to TV everyday, it’s a strong choice for us.  However less than 20% of the demo has Satellite.  Almost 2/3rds have cable, meaning that it’s a much better way to reach a large number of people.  While they may head to a bar for a game every now and then, the majority of TV viewing takes place in the home.

Advertising on sports networks or during sports programming will deliver the impressions we need.  Ninety percent of men 18-34 who frequently drink beer follow sports.  That’s 88.8% following on TV and 62.3% following on the radio.

Sports with the largest following:

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Pro football- followed by 76.5% of the target

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Super bowl- 75.4%

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Pro baseball- 67.1%

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College football- 64.8%

•

Pro basketball- 60.7%

PUBLIC RELATIONS

PR is usually a major element of most consumer product company's marketing plans - referring to the management and execution of proper communication to the public regarding all aspects of the brand.  PR efforts will be handled in-house during the initial phases of development.  As revenue and distribution increases, a professional Public Relation firm will be hired.

ATHLETE ENDORSEMENT

Celebrity and Athlete endorsement play a very big role in marketing.   From Gatorade to Vitamin Water, famous figures such as Kobe Bryant, Derek Jeter, and Tom Brady are regularly compensated for their endorsement of brands. In the case of FORGIVEN, management will explore athlete endorsement opportunities that fit the brand.   These may include celebrities and athletes from both traditional and action Sports - such as the stars made famous by the X Games and Mountain Dew's Action Sports Tour. Importantly, management has already established key relationships within this community for endorsement deals.

PROMOTIONS & SPONSORSHIPS

Sponsorship and product placement opportunities will be another key element in the promotional strategy of the business.   Great brand awareness can be created in the form of product placement in publicized events, such as: award shows, live events, and various other forms of entertainment such as music videos, TV shows and feature films.  Usually, these situations will include situations that would be normal for the people to that are featured to be drinking bottled water, such as: outdoor concerts, sporting event, summer events, spring break events, and outdoor television programming.   These events provide an opportunity for management to give away the bottled water to event participants that may promote the product in a highly visible fashion.  Additional sponsorship opportunities will be made available by actually sponsoring specific events, such as: store openings, private parties, and the like.  This strategy will include a small spending outlay but can be very effective in creating awareness in specific target markets.   Some sponsorship opportunities, however, may be secured by simply paying for the catering an event - a cost-effective strategy in comparison to simply paying sponsorship fees at an event.

MEDIA FUNDING SOLUTIONS

On November 17, 2011, the Company entered into an exclusive $2,000,000 one year advertising placement services agreement with Media Funding Solutions, Inc. (“MFS”), a Nevada Corporation.  Under the agreement the Company has a minimum amount of advertising that it must buy from MFS:

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$200,000 in advertising insertion orders during the period from December 1, 2011 through February 28, 2012;

•

$600,000 in advertising insertion orders during the period from February 29, 2012 through May 30, 2012;

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$600,000 in advertising insertion orders during the period from May 31, 2012 through August 30, 2012 and;

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$600,000 in advertising insertion orders during the period from August 31, 2012 through November 30, 2012.

In the event the Company failed to sign advertising insertion orders totaling the minimum amount specified above, then the Company would be charged for the amount they are deficient, “deficient rollover ad balance”, a minimum required general ad purchase and the 15% ad placement fee for said amount shall be due and payable immediately and the minimum required general ad purchase shall be added to the clients total account balance due.  The Company would then sign a subsequent ad insertion order at some point in the future before the end of the 12-month period to run advertising of the amount of the deficient rollover ad balance ..   The Company failed to meet the minimums above and renegotiated the agreement in 2012.

In July 2012, the Company entered into a revised advertising placement contract with Media Funding Solutions (MFS).  MFS was established to provide financing for marketing campaigns for start-up companies that require confirmed marketing spend to obtain distribution into retail outlets.  In our case, the Company already had 15,000 retail doors of distribution; however, MFS’ program was still attractive due to the discounted pricing that they offered.  Based on advertising rate card rates, the Company was offered six million dollars worth of advertising over a sixty month period.  Very few companies pay rate-card rates for advertising.  MFS buys approximately ten million dollars worth of advertising a year and so receives the advertising at a considerable discount over what Forgiven Bottling Group could get on our own.

There are two buyout "options" in the MFS agreement.  The first option allows Forgiven to pay MFS the amount of $1,500,000, if paid in cash within twelve months from the date of the contract (by July 9, 2013), and if such option is exercised, the "Percentage of Gross Revenues" section of the MFS agreement is removed and no percentage of gross revenues shall be payable to MFS.  The second option allows Forgiven to purchase one-half (50%) of the 1,500,000 shares that are granted to MFS under the agreement, or 750,000 shares, under two conditions:  (1) Forgiven is a private company; AND (2) the option is exercised within twelve months from the date of the contract (by July 9, 2013) by paying to MFS the amount of $300,000.

The term "rate card" is used to refer to the pricing schedule(s) published by the individual media property.  For example, a rate card for Wall Street Journal would be the outline found in its media kit, as published by the Wall Street Journal at  :  http://www.wsjmediakit.com/downloads/General_Rate_Card_2012.pdf?121022021046

The cost of $6.0 million dollars’ worth of advertising to the Company is $2.7 million. This comes to 45% of the rate card rate.  The Company has the flexibility to adjust the channels being used and the amount being spent on a monthly basis.  We are not required to commit to a certain amount of advertising per quarter and it can be spent as we choose.  MFS requires that 15% of the cost of the advertising (based on rate-card rates) be paid at the time the advertising is placed.    The balance of the cost of the advertising is paid for from 8% of gross revenue which caps at $2,700,000 which will pay the contract in full.  Forgiven has a buyout option if exercised within first 12 months of agreement for $1,500,000.

Media Funding Solutions has access to advertising on all network, cable, satellite and digital television networks.  They can also place outdoor transit and billboard advertising, convenience store, Movie theater and Casino Slot machine advertising, Satellite, Sirius and National radio advertising, internet advertising, and all major newspapers, both local, regional and national as well as a twenty-eight page listing of magazines.

In short, outside of the specialty campaigns discussed below for the UFC, tour events and affinity/Co-operative advertising, MFS can handle the placement of all the Company’s advertising needs at a considerable savings.

The Company has produced two thirty-second commercials for use through MFS channels.  One is a live action commercial, the other is animated.

TOURS AND EVENTS

Forgiven’s 2012 Road Trip Tour spannned over 4 national markets with special stops at South Padre, Panama Beach City, Daytona Beach, and Final Four New Orleans, along with viewing parties for the new season of MTV’s Real World Road Rules: The Challenge.

Tj Lavin, Chris Ct Tamburello, and Johnny Banana’s, hosted viewing parties and signings connecting with fans and spreading the word about Forgiven/Headrush! **

The Forgiven Tour Bus is a traveling billboard attracting attention from fans and new consumers at each stop and on the road;

The bus was strategically parked at highly exposed areas at Panama City Spring Break, Daytona Beach Spring

Up to the minute tour coverage was accessible to fans and sponsors through social media outlets: Facebook, YouTube and Twitter.

A full-time photographer/videographer participated on the bus for the entire tour documenting each stop, party, event, interviews capturing it all.

All content (posts, photos, video, etc) is sharable with sponsors social media outlets and will incorporate logos and messaging where applicable.

Each MMA Athlete and MTV personality will feed and promote tour content through their own social media networks creating integrated social networking

** Headrush is a clothing company and Forgiven did a co op tour with Headrush promoting both brands.  Forgiven has no ties to Headrush.

Employees

As of September 20, 2012, we had 2 employees, including management.

Description of Property

We currently have office space at 7024 Bluebird Wing St., North Las Vegas, NV 89084, as our principal offices for $0 per month.  We believe these facilities are in good condition, but that we may need to expand to leased space as our marketing efforts increase. The current rent is zero as this is the home office of Charles Aday III.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2011 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 4.

Executive Overview

The Forgiven Bottling Group, Inc. (Forgiven) was formed in September 2010 and began operations in October of 2010.   The company has no brick and mortar operations, choosing instead to outsource warehousing of product and distribution functions to established facilities.  This not only reduces start-up capital requirements but provides a more economically, viable solution during the initial phase, until the company reaches maturity and can benefit from bringing these functions in-house.

The Forgiven Bottling Group, Inc. (Forgiven) was formed in September 2010 and began operations in October of 2010.   The company has no brick and mortar operations, choosing instead to outsource warehousing of product and distribution functions to established facilities.  This not only reduces start-up capital requirements but provides a more economically, viable solution during the initial phase, until the company reaches maturity and can benefit from bringing these functions in-house.  Forgiven is, to the Company’s knowledge, the only alcohol metabolizing product on the market.  FBG has the term first and only Alcohol Metabolizer trademarked In the initial clinical trials attached as an exhibit hereto, Forgiven was shown to speed the body’s ability to process alcohol 62% faster in women and 32% faster in men that of the unassisted natural rate.  Forgiven, comprised of all natural ingredients, provides nutrients to assist the body’s ability to burn alcohol.  With this clinical research and with an IRB reviewed full phase I clinical trial protocol was drafted and Completed Spring of 2012, we believe the competition will have a difficult time catching up to Forgiven before FBG has captured the majority of the domestic market.  FBG has filed a patent application to provide further protection for the proprietary blend.

Plan of Operation

For the past 24 months, Forgiven Inc has been developing an Alcohol Metabolizer. Unlike the many hangover products i.e. Chaser, No Ho, and Ru 21, just to name a few on the market that try to reduce hangover symptoms, FORGIVEN has developed a proprietary, all-natural formula consisting of organic acids, amino acids, vitamins and herbs that increases the body’s ability to process alcohol faster.   We have also been focusing on this registration process and need to shift our focus on generating revenues.

The response received thus far, provides further proof of the significant interest in a legitimate alcohol metabolizer product and the timeliness necessary to capitalize on a market that has yet to flourish.  We are certain that Forgiven is just the product to do this. scientific data to further explain how Forgiven not only works to increase the body’s ability to process alcohol, but the additional health benefits as well is located in the clinical study attached as an exhibit.       .

Results of Operations

For the six months ended June 30, 2012 as compared to the six months ended June 30, 2011

Revenues

	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011	Change	%
Revenues	$58,466	$188,621	$(130,155)	69%

Revenues decreased by $130,155, or 69 percent to $58,466 for the six months ended June 30, 2012 from $188,621 for the previous six month period ended June 30, 2011.  The revenue decreased as the company’s resources were primarily focused on this registration process and had limited resources to devote to marketing its product.

Operating Expenses

	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011	Change	%
Operating expenses	$1,313,941	$164,163	$1,149,778	87.5%

Our operating expenses increased from $164,163 for the six months ended June 30, 2011 to $1,313,941 for the six months ended June 30, 2012.  The increase is primarily due to stock based compensation recorded in the amount of $510,000 related to preferred stock issued to our founders for services rendered during the six months ended June 30, 2012.  In addition, during the same period, we recorded $517,000 in advertising costs resulting from 1,500,000 shares of common stock recorded at a fair market value of $300,000 issued to Media Funding Solutions for re-negotiation of the advertising agreement and $217,000 of ad-insertion orders.  Stock based compensation was only $21,450 for the same period ended June 30, 2011.

For the Year Ended December 31, 2011 as Compared to the Period From September 3, 2010 (Inception) to December 31, 2010

Revenues

	Year Ended December 31, 2011	Period From September 3, 2010 (Inception) to December 31, 2010	Change	%
Revenues	$350,067	$48,539	$301,530	6,801%

Revenues increased by $301,530, or 6,801 percent to $350,067 for the year ended December 31, 2012 from $48,539 for the previous period from inception of September 3, 2010 to December 31, 2011.  On a pro-forma basis, if the company had been in existence for the same period during 2010, all things being equaled, the company on a year to date basis would have recognized $145,617. The increase from 2010 to 2011 is attributable to the amount of product shipped during 2011 as compared to the startup period of 2010.

Operating Expenses

	Year Ended December 31, 2011	Period From September 3, 2010 (Inception) to December 31, 2010	Change	%
Operating expenses	$530,796	$94,932	$435,864	459%

Our operating expenses increased from $94,932 for the period from September 3, 2010 (inception) to December 31, 2010  to $530,796 for the year ended December 31, 2011.  The increase is primarily due to cost of goods sold during 2011 of $237,280 as compared to $44,329.  This is directly attributable to the increased revenue recognized during 2011. In addition, we recognized $36,300 in stock based compensation issued to various consultants for promotion of our product during 2011.  Also, during the year ended December 231, 2011, we recognized $169,927 in advertising and promotion costs other than stock, based compensation as compared to $32,941 during the period ended December 31, 2010.

Other Income and Expense

During the year ended December 31, 2011, we recognized impairment expense of $750,000 related to write off of the distribution agreement with Polycil.  In addition, we recognized other income of $421,200 when we de-recognized the remaining liability associated with the Polycil obligation.  See the  footnotes and legal description of the Polycil contract in the footnotes of our financial statements for further information.

Going Concern

The future of our Company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products. Management has plans to seek additional capital through a private placement and public offering of its common stock if necessary. Because of substantial doubts about the Issuers ability to continue as a going concern, our auditors have expressed a going concern opinion.

Liquidity and Capital Resources

During the six months ended June 30, 2012, cash flow used in operations was $311,766 comprised mainly of our net loss of $1,287,670 adjusted for the add-back of non-cash stock based compensation of $810,000 and an increase in accounts payable of $210,514 offset by changes in prepaids and other assets and liabilities.  During the six months ended June 30, 2012 cash provided by financing totaled $320,000 primarily from the issuance of stock for $305,000 and a contribution of capital from our owner our $15,000, as compared to $233,000 during the six months ended June 30, 2011, comprised of $200,000 from issuance of common stock for cash and contributions of capital from the owners of $33,000.  During the six months ended June 30, 2011, we also paid back $185,000 of a notes payable under the distribution agreement with Polycil resulting in a net cash provided by financiang activities during the period ended June 30, 2011 of $47,700.

At December 31, 2011 we had $51,579 in current assets compared to $72,325 at December 31, 2010.   Current liabilities at December 31, 2011 totaled $68,158 compared to $667,718 at December 31, 2010. At December 31, 2011, we had $7,639 in cash compared to $3,723 at December 31, 2010.

As the company sits right now management sees $250,000 being sufficient capital for the next 6 months.  This includes fulfilling the obligation with media funding solutions of $217,000 which allows Forgiven to run $600,000 in media. The additional monies will be used for product for sales.  In the event marketing is over successful forgiven may have to use additional monies raised to fulfill orders and manage the growth of the company.

We have no material commitments for the next twelve months, aside from our marketing plan and salaries. We will however require additional capital to meet our liquidity needs.    Currently the Company has determined that its anticipated monthly cash flow needs should not exceed of $250,000 for the first 6 months.  Expenses are expected to increase in the first half of 2013 due to marketing commitments including Media Funding Solutions. The amount of funds raised in this offering will be determinative of the amount of funds spent on advertising specifically in relation to the MFS Agreement under which a maximum of $6,000,000 in advertising can be purchased for $2,700,000.

The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s projected roll-out of new products and facilities over the coming 12 months together, however, in the event that the full offering proceeds are not raised, the Company would roll-out new products and facilities at a slower pace and/or focus its energies on the refinement of existing facilities to maximum their productivity.   Forgiven plans to relocate to larger more convenient offices closer to the airport, convenient for clients coming in and out of Las Vegas. As forgiven does outsource all of its manufacturing and distribution we still will need to provide sufficient office space for executives to conduct meeting and meet with future client, therefore requiring additional office space for management. The Company’s success does not depend on a scheduled roll-out and therefore it has flexibility to scale back its expenses to meet actual income.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors.    Management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming 12 months.   The Issuer has no agreements or understandings for any of the above listed financing options.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Intangibles

Intangibles represent the  identifiable intangible asset related to a distributorship and supply agreement entered into by the Company with  Polycil Holdings, Inc., (“Polycil”) a Nevada Corporation, on July 1, 2010 for the exclusive distributorship rights for the use of Polycil ‘s hangover formula in North America and a guaranteed supply of humic acid for this purpose.  See Note 4.  Company

In accordance with guidance of the FASB ASC Topic no. 350-10, Goodwill and Other, the Company tests its intangible assets for impairment at least annually, or at any time when impairment indicators exist, Examples of such indicators, which would cause the Company to test its intangibles for impairment between annual tests, include a significant change in the business climate or contractual arrangements, significant unexpected competition, significant deterioration in market share, and/or a loss of key personnel.  If the intangible is determined to be impaired, the loss is immediately recognized

Revenue Recognition

The Company recognizes revenue when the product is received by and title passes to the customer. The Company’s standard terms are ‘FOB’ receiving point. In the case of large orders at the Company’s discretion, the Company requires a 50% deposit from the customer to produce the alcohol metabolizer.  This deposit is treated as deferred revenue until the revenue recognition earnings process is complete upon receipt of order.  If a customer receives any product that they consider damaged or unacceptable, the customer must document any such damages or reasons for it not to be accepted on the original invoice upon delivery and then inform the Company within 72 hours of receipt of the product. The Company does not accept returns of product for reasons other than damage, packaging mistakes or agreed upon sales returns for marketing purposes.

We record estimates for reductions to revenue for customer programs and incentives, including price discounts, volume-based incentives, and promotions and advertising allowances. No products are sold on consignment. Revenue is shown net of sales allowances and discounts on the accompanying statements of operations.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

MARKETING

Media Habits of Forgiven’s Target Market

Americas’ 35 to 55 adult consumers

The sheer number of people in this core population segment is leading many advertisers to reposition their advertising budgets away from the traditional 25 to 24 target and skew their message towards an older audience.   See attached exhibits       for the below references in this section.

There are a number of characteristics of today’s 35 to 55 consumer market that are driving this shift   and requiring a rethinking of the advertising industry’s assumptions and stereotypes about “older” consumers.  Income levels and percentages of disposable income is one of the primary characteristics of today’s 35 to 55 consumer grabbing advertisers attention. They not only have the income to purchase for themselves, but because they are also frequently buying for their kids, many are “double-dipping" according to Doug Anderson, SVP for Research & Development for Nielsen.

Unlike previous generations today’s older adults are willing to reconsider their brand choices and are highly influenced by messages delivered by traditional media

Mature consumers spend on categories previously not associated with older people. NBC Universal initiated a study  of the Baby Boom generation that showed that they spend more than the average consumer on a broad range  of categories   including  home improvement, dining/entertainment, cosmetics, supplements and electronics. Today’s mature consumer is willing to spend money on areas that relate directly to themselves.

The 35 to 55 adult categories are also growing.  According to census data the over 35 age group will grow by 27 percent by 2017, by contrast, the age 18-to-35 demographic traditionally favored by marketers will increase by less than 1 percent. Targeting Americas’ 35 to 55 adult consumers. Today’s media properties are well positioned to reach our aging consumer.

While the big 4 TV networks are still forced to deliver a broad range of programming options to reach all demo segments  the cable networks  have fine tuned their audience segments  and are  receiving a larger share of the viewing audience .  Networks such as Discovery, A&E, Science and national Geographic are delivering infotainment programming directly to the 35 to 55 audience. Networks such as Bravo, Travel, Bio and FX have also devoted significant sections of their program grid to this core consumer audience.

While Television is still the number one methodology of reaching today’s consumer the 35 to 55 audience is still a viable target using media options that have fallen drastically for other segments.  National newspapers and core financial magazines are not seeing the pressure younger targeted publications are seeing to move to on-line only.  Publications such as USA Today and the Wall Street Journal are expanding distribution via On-Line while maintaining a viable print distribution for today’s advertisers requiring structured reach and frequency.

In addition to TV and structured print options advertisers looking to target the 35 to 55 audience can look to radio as a viable layer to their overall media plan. Syndicated news, talk and sports programming reaches the audience well and like all radio messaging has seen an increase in call to action success.

We are currently national with the product thoughoutthroughout the USA.  Forgiven has Contracted with RH labs who is responsible to get the product into the retail locations.  Forgiven will support the product through advertising such as the contract in place with media funding solutions.

Americas 18-34 Adult Consumers

To create the best, most efficient ad campaign possible, Forgiven has compiled data on the media habits of men 18-34 who drink beer frequently (at least six times in the past two weeks). This summary of the data is divided into three parts: What media they consume the most, how they are consuming it, and what programming they prefer.  Approximately 2.2 million people fit this profile (according to The Media Audit).

What media are they consuming?

This demographic spends a lot of time on the Internet.  About half of them spend at least three hours a day online with another 30% spending 1-3 hours surfing the web.  The report does not provide detail on how this demo is accessing the web.  The second most consumed media is billboards, based on the number of miles this target travels.  Half of these men drive at least 200 miles a week. This amount of time spent in the car explains their high exposure to radio airplay.  Over half of our target listens to at least an hour of radio every day.  Radio would be a poor choice as our primary medium, because it misses almost a third of the target.  Last, most of them watch TV but their television habits vary greatly.  About 17% watch at least five hours a day, but 30% watch 2-5 hours and the largest percent (38%) watch some, but less than three hours.  They do not spend much time with the newspaper.

How are they getting their media?

The majority (80%) of this target audience has Cable TV and/or satellite, but there are three times more cable subscribers than Satellite.  They also choose AM/FM radio over Sirius XM.  Only 7% of the target has listened to Satellite radio in the past week, making it an inefficient ad medium for us.

When are they consuming their media?

On an average weekday, 86.2% of the target is exposed to television.  About a third of the target watches TV during the day time, and the numbers crawl upward after 5:00 PM.  Over half (54%) of the target watches prime time TV (7-10 PM), but they tend to continue watching later when other demographics are getting ready for bed.  A quarter of our demo watches TV until midnight, and about a third are up early watching TV before 9:00 AM.

The data suggests that a significant portion of people in this group listen to the radio during their commute.  About half of them listen to the radio between 5:00 and 10:00 AM.  About two percent more listen on their way home from work between 3:00 and 7:00 PM. Interestingly, the impressions don’t fall off much during the day.  Over 40% of our target tunes in between 10 AM and 3:00 PM.  Less than a quarter of our target listens after 7:00 PM, and less than 10% listen between midnight and 5:00 AM.  While this does not amount to very many early morning listeners, it should be noted that someone listening to radio at that hour is 36 times more likely to fit into our demo.

The data does not include information about when the target is exposed to the Internet and billboards, but since these media are usually served consistently (and not bought by day-part) it is inconsequential.

What are they tuned into?

This demographic loves sports, and when they can’t go to the game, they tend to watch the games on TV.  Ninety percent of respondents in our target demo claim to have followed sports on TV or the radio in the past year.  They frequently tune into ESPN, Fox Sports Net, and Comcast Sports.  Since few of them have Direct TV, most are tuning to their local cable channel.

When it comes to following sports on the radio, professional football and professional baseball take the lead with just over half of the target tuning in.  Nearly half of our target also tunes into the radio to follow college football.  Over 40% of the target also tunes in for basketball games, whether professional or collegiate.

A whopping 75% of our target watches professional football on TV, but that’s not the only league they follow.  About 65% also watch professional baseball and college football.  College basketball, professional basketball, and professional ice hockey also draw lots of viewers from our target demographic.  Almost a third of our demo watches NASCAR on TV, which makes them about 16% of NASCAR’s total audience and 61 times more likely to be a NASCAR fan than the average person.

What about the students?

Many of the men in this demographic are in college.  This changes some of their media habits.  They watch more TV throughout the day with even higher numbers (74.5%) tuned in during primetime.  Only 6% of college students in our demo aren’t exposed to TV on an average weekday, making it an extremely good choice of media to reach this demographic.  The vast majority (90%) subscribe to local cable.  Their radio consumption habits are strikingly similar to their counterparts, and they spend a little less time on the Internet.  It is somewhat surprising that, although not commuting, these students spend a lot of time in the car.  Almost 60% drive over 200 miles a week.

When it comes to programming, their choices are very in-line with the rest of their demo.  Almost all (94%) have followed sports on TV in the past year.  Their favorite sports to watch are professional basketball and professional football.  Still, more of them tune into college sports, with two-thirds of them watching college football and over 70% watching college basketball.

Large percentages are following sports on the radio, too.  Almost 70% of the target listens to professional basketball on the radio, and 57% tunes in for pro football.    About half of the target is also tuning in for college basketball and football.

Summary

Based on this data, the three best media to reach men 18-34 who frequently drink beer are Internet, television, and radio.  Billboards are a close fourth, and may be used in place of internet.  The target listens to the radio all day long and watches primetime television. They also tend to be huge sports enthusiasts.  They follow multiple sports through multiple media, providing ample opportunities to reach them through AM/FM radio and local cable.

Marketing expenses outlined in the financial projections are aligned to the above strategy of reaching the 18 – 34 year old male demographic.  Specifically, Forgiven will utilize:

Billboards:  This demographic spends a lot of time in their cars, and there’s much less competition for their attention there.

Radio:  This demographic listens to AM/FM radio all day, especially during drive times.  Radio is also a great complement to billboards because they both reach the consumer out of home.  Most of this demographic does not subscribe to Sirius, so it’s a poor choice of medium.

Television:  Since 86.2% of our target demo is exposed to TV everyday, it’s a strong choice for us.  However less than 20% of the demo has Satellite.  Almost 2/3rds have cable, meaning that it’s a much better way to reach a large number of people.  While they may head to a bar for a game every now and then, the majority of TV viewing takes place in the home.

Advertising on sports networks or during sports programming will deliver the impressions we need.  Ninety percent of men 18-34 who frequently drink beer follow sports.  That’s 88.8% following on TV and 62.3% following on the radio.

Sports with the largest following:

Pro football- followed by 76.5% of the target

Super bowl- 75.4%

Pro baseball- 67.1%

College football- 64.8%

Pro basketball- 60.7%

OUR MANAGEMENT

Directors, Executive Officers, Promoters and Control Persons

Directors

Charles (Chas) Aday III

Mr Aday has a wide range of business experience from both the public and private sectors. Mr. Aday not only has served the community as a Firefighter/Paramedic but also has background in supply chain, manufacturing, inventory management, shipping, quality control and compliance as well as Research and Development. Mr. Aday's background in manufacturing and operations began with a small tier bottled water company in 2008. Mr. Aday has also consulted for multiple small tier companies who needed expertise in these fields.

Mr. Aday has taken the lead in establishing the Forgiven Bottling Group Inc. (Forgiven) and championed getting the Forgiven product on the market and into stores both domestically and internationally. Over the last year, Mr. Aday and his team at Forgiven have been able to successfully take Forgiven from a vision to a working and thriving product that is currently available in over 15K stores throughout the US. To the likes of GNC, CVS, Circle K and 7-11 to name a few.  Using his extensive networking resources and skills, Mr. Aday has been able to secure distribution in New Zealand and is in the final phase of registration with Canada, South Korea, Hong Kong, Japan and China. Mr. Aday brings an understanding of business, motivation and dedication to succeed to the management team.

Thomas J. Lavin (TJ)

TJ is a veteran BMX pro dirt jumper who has been a true pioneer of the sport. He is one of the few athletes who has been able to really put BMX dirt jumping on the national action sports scene, TJ struck X Games gold twice (in the US and Australia) all the while, the longtime Vegas native and former high school wrestler upped the ante in the sport of dirt jumping, adding a BMX racing-influenced style to supercross airtime heights and broke loose with an array of innovative tricks still thrown today. In addition to countless X-Games medals, he has claimed titles in Dirt Circuits, CFB Series, and even the infamous King of Dirt! TJ's also hosted MTV's hit show The Challenge, continuing to live up to his "never say quit" attitude that he so often emphasizes on the show. Candid and to the point, this X Games gold medalist is a favorite of MTV viewers for often times putting Challenge competitors in their place when they give anything less than their all. Due to his likeable personality and knack for being able to push individuals to perform at their peak ability, TJ has been brought on to host Rivals - the most exciting season of The Challenge to date. Rivals will mark TJ's 11th season as host. Along with BMX dirt jumping, TJ likes to tap into his creative side by making music. He released an album in 2008, which includes the heart-felt song 'Soldier' (also the name of the album), which is a personal tribute to his close friend and former BMX rider, Stephen Murray.

Paul Grady

Mr. Grady has a broad and varied background in business, both domestic and international. After     having spent a decade managing nearly every facet of an international resort company, Mr. Grady started his own mortgage banking operation in Las Vegas, Nevada. The company doubled in size every year for six years. After nine years of operation, Mr. Grady sold the company to a firm specializing in high tech underwriting software. In 2001, Mr. Grady helped to establish a publicly traded Mortgage Banking company called Consumer Direct of America. Through growth and acquisitions, the company reached 1.5 billion in annual mortgage originations. Mr. Grady was the executive vice-president in charge of secondary marketing, underwriting, compliance and regulatory issues.

After leaving the mortgage business in 2005, Mr. Grady helped to establish and build a sports nutrition company from $20,000 per month in revenue during the start-up phase to over $2 million per month within two years. Mr. Grady was responsible for supply chain, manufacturing, inventory management, shipping, quality control and compliance as well as Research and Development. Mr. Grady brings a broad understanding of business and finance to the management team

Executive Officers

Name	Age	Position

Charles Aday, III	36	Chairman of the Board, Chief Executive Officer, President, Treasurer, Chief Financial Officer

Thomas J. Lavin	35	Chief Marketing Officer

Paul Grady	56	Chief Operating Officer/Secretary

Family Relationships.   There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics.   We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to Forgiven Bottling Group, Inc., Attn: Chief Financial Officer, 7024 Bluebird Wing St, North Las Vegas, NV 89084.

Executive Compensation

Summary Compensation Table.   The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers during the last fiscal year for the last two fiscal years.

			(a)	(b)	(c)
Name and Principal Position	Year	Salary $	Bonus $	Option Awards $	Stock Issuances * $	Total Compensation $
Charles Aday, III	2011	0	0	0	0	0
Chairman of the Board, CFO, CEO	2010	0	0	0	387.50	387.50
President, Treasurer

Thomas J. Lavin	2011	0	0	0	0	0
Secretary	2010	0	0	0	387.50	387.50

Paul Grady	2011	0	0	0	0	0
COO	2010	0	0	0	150	150

*aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (column (e));

There is no compensation at this time as the executives have been working for free and have equity positions in the company.   There are no options, warrants or other stock issuances for compensation.

Outstanding Equity Awards at Fiscal Year End.   At inception, we issued 3,875,000 preferred shares each to Mr. Charles Aday and Mr. Thomas J. Lavin as founders’ shares.  Also at inception, we issued 1,500,000 shares of common stock to Mr. Paul Grady, our COO.  In February 2012, we issued 850,000 preferred shares each to Mr. Aday; Mr. Lavin and Mr. Grady in lieu of compensation.  We recorded $170,000 per individual as estimated fair market value for these preferred shares.  This fair market value was based on the last private placement price for common shares of $0.20.

Compensation of Non-Employee Directors.   We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended December 31, 2011.   We intend during 2012 and 2013 to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees

As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of two members who are not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of September 17, 2012, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Ownership	Share Class	# of Shares	% of Company Owned**	# Votes/ Share	Total # of Votes	% of Votes Controlled

Charles B. Aday, III	Preferred A	4,725,000	44.11%	10	47,250,000	44.11%
Thomas J. Lavin	Preferred A	4,725,000	44.11%	10	47,250,000	44.11%
ARMR LLC	Preferred A	850,000	9.33%	10	10,000,000	9.33%
ARMR LLC	Common	1,500,000		1
William C. Bosung	Common	1,870,000	1.75%	1	1,870,000	1.75%
David Arenaz	Common	750,000	0.78%	1	750,000	0.78%
		14,420,000	50.62%		107,120,000	87.84%

(*)    Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.   This includes any shares such person has the right to acquire within 60 days.

(**)

Assumes full conversion of the preferred shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Forgiven Bottling Group, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

The current office rent is zero as this is the home office of Charles Aday III.

On August 15, 2011, the Company entered into a secured notes payable agreement with a shareholder, Tony McKeighan for $25,000 with a stated interest rate of 10%, due on August 15, 2012.  Under the terms of the notes payable agreement, Mr. McKeighan has a full security interest in the assets of the company.  At June 30, 2012 and December 31, 2011, accrued interest on the balance totals $2,222 and $958, respectively.

On December 15, 2010, Mr. Charles Aday, advanced the company $500 for operating expenses.  The company made payments of $300 toward the advances.  At December 31, 2010 and 2011, amounts owed to Mr. Aday were $200 and $0 respectively.  At June 30, 2011, the amount owed to Mr. Aday was $0.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

Authorized and Issued Stock
	Number of Shares as of September 20, 2012
Title of Class	Authorized	Outstanding

Common stock, $0.0001 par value per share	100,000,000	8,415,000

Preferred stock $0.0001 par value per share	25,000,000	10,300,000

Common stock

Dividends.   Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation.   If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights.   Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights.   Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights.   We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights.   Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Preferred Stock

The Preferred Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series.  The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt.  Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine. All shares of the Common Stock shall be of the same class and shall have equal dividend or distribution, liquidation and other rights. All shares of the Common Stock shall rank equally, and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates on which dividends thereon shall accrue and be cumulative.

Other Provisions.  Shares of Common Stock or Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, option or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors.  Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions of the Board of Directors providing for the issue of such stock by the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions or such class or series is clearly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Shares of Common or Preferred Stock reacquired by the Corporation shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued.  Shares reacquired by the Corporation may be canceled and restored to the status of authorized and unissued stock by action of the Board of Directors.

Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors, the Preferred Stock shall (a) have voting power of the corporation; (b) entitle the holders thereof to their commiserate ratio of votes per share, if any, as determined by the Board of Directors at the time of issuance at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation, in all assets of the Corporation In the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holder thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest.   The Nevada Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

(a)

20 to 33 1/3%,

(b)

33 1/3 to 50%, or

(c)

more than 50%.

A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.   An “Issuing Corporation” is a Nevada corporation, which:

(a)

has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

(b)

does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada nor do we do business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder.   The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

(a)

an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

(b)

an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

(c)

representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

(a)

the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

(b)

the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

(c)

if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

PLAN OF DISTRIBUTION

We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•

directly to investors;

•

to investors through agents;

•

to dealers; and/or

Under agreements into which we may enter, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the dealers or agents may be required to make. dealers and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The  distribution of the  shares  of common stock  may be  effected  from time  to  time  in one  or  more transactions:

•

at a fixed price or prices, which may be changed;

•

at market prices prevailing at the time of sale;

•

at prices related to such prevailing market prices; or

•

at negotiated prices.

Any of the prices may represent a discount from prevailing market prices.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board.  The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. In the sale of the shares, agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell shares, we will describe the method of distribution of the shares in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•

identify any such underwriter or agent;

•

describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•

identify the amounts underwritten; and

•

identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the shares may be acquired by the underwriters for their  own  account  and  may  be  resold  from  time  to  time  in  one  or  more  transactions,  including  negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale.  We  may offer  the  shares  to  the  public  either  through  underwriting  syndicates  represented  by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

Until  the  distribution  of  the  securities  is  completed,  rules  of  the  SEC  may  limit  the  ability  of  any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as over allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position.  Stabilizing  transactions  consist  of  bids  or  purchases  for  the  purpose  of  pegging,  fixing  or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions  described  above  might  have  on  the  price  of  the  securities.  In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts,  when  authorized,  may include  commercial  and  savings  banks,  insurance  companies, pension  funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest :

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1)

an executed copy of the Subscription Agreement, available from the company; and

2)

a check payable to the order of Forgiven Bottling Group, Inc. in the amount of $0.20 for each share you want to purchase.

OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.  The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.138 of the NRS (“Section 78.138”) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‟ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.138 also provides that directors and officers may also be indemnified against expenses (including attorneys‟ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article XI, Section 43 of our bylaws contains provisions which require that our company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the smallbusiness issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq. Ltd. 5536 S. Ft. Apache #102, Las Vegas, NV 89148.

EXPERTS

The consolidated financial statements included in this prospectus for the period from inception (September 3, 2010) and ended December 31, 2011 have been audited by McConnell & Jones, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Forgiven Bottling Group, Inc.

LEGAL PROCEEDINGS

During the third quarter of 2010, the Company entered into a distributorship and supply agreement Polycil, a Nevada Corporation, for the exclusive distributorship rights for the use of Polycil‘s hangover formula in North America and a guaranteed supply of humic acid for this purpose.  In exchange for the exclusive distributorship rights, Forgiven agreed to pay Polycil $750,000 in $250,000 increments due July 1, 2010; January 1, 2011 and July 1, 2011.  On August 27, 2010, the terms of the original agreement were modified to adjust the payment schedule to (i) $50,000 initial payment on September 1, 2010 plus payments of (ii) $25,000 monthly payments for the first six months; (iii) $25,000 monthly payments in months March 2011 through August 1, 2011; (iv) balance of $460,000 to be made no later than December 1, 2011.   As a result, the Company had an intangible asset amount of $750,000 at July 10, 2010, as a non-current asset and a notes payable in the amount of $750,000.

In August 2011, Forgiven determined that the exclusive supply agreement was not “exclusive” as represented by Polycil as there were other suppliers of the same product.  As such, Forgiven stopped making the payments under the agreement and therefore recorded an impairment expense of the $750,000 originally recorded.

In March 2012, Polycil filed a complaint in the District Court of Clark County, Nevada, against Forgiven for an alleged breach of contract, breach of a modification contract, breach of the covenant of good faith and fair dealing in contract, breach of the covenant of good faith and fair dealing in tort, breach of fiduciary duty, constructive trust, unjust enrichment, declaratory relief, violation of the Uniform Trade Secrets Act, promissory estoppel and request for temporary restraining order, preliminary injunction and permanent injunction.  Polycil is seeking special damages in excess of $10,000 and general damages in excess of $10,000  contractual damages of $436,125 and punitive damages. Forgiven has filed a counter-claim against Polycil for breach of contract, fraud, misrepresentation and unjust enrichment and is seeking reimbursement of all sums previously paid to Polycil for the notes payable and supplies of humic acid in the amount of $313,875, plus attorney’s fees, costs, interest and any other related damages.  On March 22, 2012, a hearing was held where, Forgiven successfully opposed Polycil’s motion for a preliminary injunction and restraining order to prevent Forgiven from selling/distributing the product with the following specific findings: (i) the Court had concerns that the formula had not been patented by Polycil and that it was not protected and therefore, (ii) the Court denied Polycil’s motion for a temporary restraining order and permitted Forgiven to distribute the remainder of the old product. It was also ordered that the proceeds from the sales of product made with the old formula are to be placed in an interest bearing escrow account that the parties agree upon and if the parties are unable to agree on an account, the funds are to be deposited with the Court.  There were no proceeds from the sales of product made with the old formula; therefore there was no need for an escrow account.  There has been no recent activity in this matter as Polycil is involved in an action which may result in a change of management which the Company anticipates would be favorable to the Company.

The Company’ management as well as its external counsel has estimated the probability of any loss under this contract to be remote and expects to succeed in its counter claim.. The Company has written –off the remaining  $421,200 which was payable to Polycil, this resulted in the recognition of a gain on debt extinguishment.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 -800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

FORGIVEN BOTTLING GROUP, INC.

AUDITED FINANCIAL STATEMENTS

CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheets as of December 31, 2011 and December 31, 2010	F-3

Statements of Operations for the year ended December 31, 2011 for the period from Inception (September 3, 2010) to December 31, 2010;	F-4

Statements of Changes in Stockholders’ Deficit for the period from Inception (September 3, 2010) to December 31, 2010 and for the year ended December 31, 2011	F-5

Statements of Cash Flows For the year ended December 31, 2011 for the period from Inception (September 3, 2010) to December 31, 2010;	F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-7

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Forgiven Bottling Group, Inc.

We have audited the accompanying balance sheet of Forgiven Bottling Group, Inc. as of December 31, 2011 and December 31, 2010, and the related statement of operations, stockholders' deficit, and cash flows for the year ended December 31, 2011 and the period from Inception (September 3, 2010) to December 31, 2010.  These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Forgiven Bottling Group, Inc. as of December 31, 2011 and 2010 and the results of their operations and their cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Forgiven Bottling Group, Inc. will continue as a going concern. As described in Note 2 of the financial statements, Forgiven Bottling Group, Inc. had incurred a substantial loss and negative cash flows from operations as of December 31, 2011. These matters raise substantial doubt about Forgiven Bottling Group’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McConnell and Jones, LLP

Houston, Texas

September 20, 2012

FORGIVEN BOTTLING GROUP, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2011 AND DECEMBER 31, 2010

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$7,639	$3,723
Accounts receivable	27,381	-
Inventory	7,733	56,602
Prepaid expenses	8,826	12,000
Total current assets	51,579	72,325

Distribution License Agreement, net of accumulated amortization of $750,000 and $0, respectively	-	750,000
Total assets	51,579	$822,325

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	$19,650	$318
Deferred revenue	22,550	18,200
Notes payable – related parties	25,958	200
Current portion of notes payable	-	649,000
Total current liabilities	68,158	667,718
Total liabilities	68,158	667,718

COMMITMENTS AND CONTINGENCIES	-	-

Stockholders' equity (deficit):

Class A Preferred stock, ($0.0001 par value), 20,000,000 shares authorized and 7,750,000 issued and outstanding	775	775
Class B Preferred stock, ($0.0001 par value), 5,000,000 shares authorized and 0 issued and outstanding	-	-
Common stock, ($0.0001 par value), 100,000,000 shares authorized and 5,450,000 and 4,120,000 shares issued and outstanding, respectively	543	412
Additional paid-in capital	538,982	199,813
Accumulated deficit	(556,879)	(46,393)
Total stockholders' equity (deficit)	(16,579)	154,607
Total liabilities and stockholders' equity (deficit)	$51,579	$822,325

The accompanying notes are an integral part of these financial statements

FORGIVEN BOTTLING GROUP, INC.

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND THE PERIOD SINCE INCEPTION (SEPTEMBER 3, 2010) DECEMBER 31, 2010

	December 31, 2011	Period since Inception (September 3, 2010) to December 31, 2010

Revenue, net	$350,067	$48,539

Cost of Sales	237,280	44,329

Gross profit	112,787	4,210

Operating expenses:
Selling, general and administrative	293,516	50,603

Total operating expenses	293,516	50,603

Operating loss	(180,729)	(46,393)

Other income (expense):
Gain on extinguishment of debt	421,200	-
Interest expense	(957)	-
Impairment expense	(750,000)	-

Total other income (expense)	(329,757)	(0)

Loss from continuing operations	$(510,486)	$(46,393)
Income tax provision	-	-
Net loss	$(510,486)	$(46,393)

Basic and diluted loss per share	$(0.097)	$(0.013)
Weighted average common shares outstanding	5,173,974	3,444,591

The accompanying notes are an integral part of these financial statements

FORGIVEN BOTTLING GROUP, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2011 AND THE PERIOD FROM INCEPTION (SEPTEMBER 3, 2010) TO DECEMBER 31, 2010

	Preferred Shares	Common Shares	Par Amount ($0.0001)	Additional Paid-In Capital	Accumulated Deficit	Total

Balance at Inception (September 3, 2010)	-	-	$-	$-	$-	$-
Founders shares	7,750,000	-	775	-	-	775

Founders shares	-	2,250,000	225	-	-	225

Shares issued for cash	-	1,870,000	187	199,813	-	200,000

Net loss	-	-	-	-	(46,393)	(46,393)
Balance at December 31, 2010	7,750,000	4,120,000	$1,187	$199,813	$(46,393)	$154,607
Loan conversion	-	-	-	33,000	-	33,000
Stock issued for services	-	240,000	22	36,278	-	36,300
Stock issued for cash	-	1,090,000	109	269,891	-	270,000
Net loss	-	-	-	-	(510,486)	(510,486)
Balance at December 31, 2011	7,750,000	5,450,000	$1,318	$538,982	$(556,879)	$(16,579)

The accompanying notes are an integral part of these financial statements

FORGIVEN BOTTLING GROUP, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND THE PERIOD FROM INCEPTION (SEPTEMBER 3, 2010) TO DECEMBER 31, 2010

	December 31, 2011	Period since inception (September 3, 2010) to December 31, 2010

Cash flows from operating activities:
Net loss	$(510,486)	$(46,393)
Adjustments to reconcile net income to net cash used in operating activities:
Founders shares issued for services	36,300	925
Impairment of distribution license agreement	750,000	-
Gain on extinguishment of debt	(421,200)
Changes in assets and liabilities:
Accounts receivable	(27,381)	-
Prepaid expenses	3,174	(12,000)
Inventory	48,869	(56,602)
Deferred revenue	4,350	18,200
Accounts payable and accrued liabilities	20,290	318
Net cash used in operating activities	$(96,084)	$(95,552)

Cash flows from investing activities:
Net cash used in investing activities	$-	$-

Cash flows from financing activities:
Cash proceeds from borrowings on advances	20,000	200
Cash provided by issuance of common stock	270,000	200,075
Cash provided by related party	25,000
Repayments of related party notes	(200)	-
Repayments of distribution agreement notes payable	(227,800)	(101,000)
Owner contributions of capital	13,000	-
Net cash provided by financing activities	$100,000	$99,275

Change in cash and equivalents	3,916	3,723
Cash and cash equivalents, beginning of period	3,723	-
Cash and cash equivalents, end of period	7,639	$3,723

The accompanying notes are an integral part of these financial statements.

FORGIVEN BOTTLING GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1:  Nature of Business and Summary of Significant Accounting Policies

Nature of Business and Basis of Presentation

On September 3, 2010, Forgiven Bottling Group, Inc., a Nevada corporation (“Forgiven” or the “Company”) was formed with the intent to distribute and sell alcohol metabolizing products called “Forgiven”, through various territorial distributors in the retail markets.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ materially from those estimates.

Cash and Equivalents

Cash and cash equivalents consist of cash on deposit with domestic banks.

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”). Beginning December 31, 2010 through December 31, 2012, all noninterest-bearing transaction accounts are fully insured, regardless of the balance of the account, at all FDIC-insured institutions. This unlimited insurance coverage is separate from, and in addition to, the insurance coverage provided to the depositor’s other accounts held by a FDIC-insured institution, which are insured for balances up to $250,000 per depositor until December 31, 2013. At December 31, 2011 and 2010, the amounts held in banks did not exceed the insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable were composed of receivables from customers for sales of products. The Company performs credit evaluations prior to selling products or granting credit to its customers and generally does not require collateral.

The Company’s trade accounts receivable are typically collected within 60 days from the date of sale. The Company monitors its exposure to losses on trade accounts receivable and maintains an allowance for potential losses and adjustments. The Company determines its allowance for doubtful accounts based on the evaluation of the aging of accounts receivable and detailed analysis of high-risk customers’ accounts, and the overall market and economic conditions of its customers. Past due trade accounts receivable balances are written off when the Company’s collection efforts have been unsuccessful in collecting the amount due. At December 31, 2011 and 2010the allowance for doubtful accounts was $0.

Inventory

Inventory costs are determined principally by the use of the first-in, first-out (FIFO) costing method and are stated at the lower of cost or market or net realizable value, including provisions for spoilage commensurate with known or estimated exposures which are recorded as a charge to cost of goods sold during the period spoilage is incurred.  Inventory consists of Forgiven alcohol metabolizer hangover product  tablets products that are being marketed to customers.  Amounts at December 31, 2011 and 2010 were $7,733 and $56,602, respectively.

Fair value of financial instruments

The carrying value of cash and cash equivalents, accounts payable and accrued expenses and other liabilities approximates fair value due to the short-term maturity of these instruments.  The carrying value of the notes payable are believed to approximate their fair value as of December 31, 2011 and 2010, based upon the relatively short period these instruments have been outstanding.

Fair Value of Measurements

The Company measures fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (ASC 820) which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy categorizes assets and liabilities measured at fair value into one of three different levels depending on the observability of the inputs employed in the measurement. The three levels are as follows:

Level 1 – Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 – Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 – Unobservable inputs for which there is little or no market data and which we make our own assumptions about how market participants would price the assets and liabilities.

Intangibles

Intangibles represent the  identifiable intangible asset related to a distributorship and supply agreement entered into by the Company with  Polycil Holdings, Inc., (“Polycil”) a Nevada Corporation, on July 1, 2010 for the exclusive distributorship rights for the use of Polycil ‘s hangover formula in North America and a guaranteed supply of humic acid for this purpose.  See Note 4.

In accordance with guidance of the FASB ASC Topic no. 350-10, Goodwill and Other, the Company tests its intangible assets for impairment at least annually, or at any time when impairment indicators exist, Examples of such indicators, which would cause the Company to test its intangibles for impairment between annual tests, include a significant change in the business climate or contractual arrangements, significant unexpected competition, significant deterioration in market share, and/or a loss of key personnel.  If the intangible is determined to be impaired, the loss is immediately recognized.

Revenue Recognition

The Company recognizes revenue when the product is received by and title passes to the customer. The Company’s standard terms are ‘FOB’ receiving point. In the case of large orders, the company requires a 50% deposit from the customer to produce the alcohol metabolizer .  This deposit is treated as deferred revenue until the revenue recognition earnings process is complete upon receipt of order.  If a customer receives any product that they consider damaged or unacceptable, the customer must document any such damages or reasons for it not to be accepted on the original invoice upon delivery and then inform the Company within 72 hours of receipt of the product. The Company does not accept returns of product for reasons other than damage, packaging mistakes or agreed upon sales returns for marketing purposes.

We record estimates for reductions to revenue for customer programs and incentives, including price discounts, volume-based incentives, and promotions and advertising allowances. No products are sold on consignment. Revenue is shown net of sales allowances and discounts on the accompanying statements of operations.  For the year ended December 31, 2011 and for the period ended December 31, 2010, total discounts were $98 and $24,403, respectively.

Cost of Goods Sold

The Company’s cost of goods sold includes all supplies and material costs of beverage production, which primarily consist of raw materials such as concentrate, glass, labels, caps and packaging materials. Additionally, costs incurred for shipping and handling charges are included in cost of goods sold. The Company does not bill customers for cost of shipping unless the Company incurs additional charges such as refusing initial shipment or not being able to receive shipment at their prescheduled time with the freight company. For the year ended December 31, 2011 and period ended December 31, 2010 such costs totaled approximately $237,280 and $44,329 respectively. The Company’s gross margins may not be comparable to other companies in the same industry as other companies may include shipping and handling costs as general and administrative expenses.

Advertising Expense

The Company recognizes advertising expense as incurred. The Company recognized advertising expense of $169,928 and $32,942 for the year ended December 31, 2011 and the period ended December 31, 2010, respectively.

Income Taxes

Forgiven accounts for income taxes under the provisions of FASB ASC Topic No. 740 (formerly SFAS No. 109, Accounting for Income Taxes), which provides for an asset and liability approach in accounting for income taxes.  Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributable to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes. In recording deferred income tax assets, Forgiven considers whether it is more likely than not that some portion or all of the deferred income tax assets will be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those deferred income tax assets would be realizable.  The Company considers the scheduled reversal of deferred income tax liabilities and projected future taxable income for this determination.  The Company established a full valuation allowance and reduced its net deferred tax asset, principally related to the Company’s net operating loss carryovers, to zero as of December 31, 2011 and 2010.   The Company will continue to assess the valuation allowance against deferred income tax assets considering all available information obtained in future reporting periods.  If the Company achieves profitable operations in the future, it may reverse a portion of the valuation allowance in an amount at least sufficient to eliminate any tax provision in that period.

Pro forma Information

The Company elected to be treated as an S-Corporation under the Internal Revenue Code and was subject to pass through entity income tax rules for the periods ended December 31, 2011 and 2010.

The Company is in the process of electing to be treated as a C-corporation under the Internal Revenue Code and will be subject to corporate income taxes. Accordingly, a pro forma income tax provision for corporate income taxes has been calculated as if the Company had been taxable as a C-corporation for all periods presented. The effective tax rates used in the unaudited pro forma income tax calculations are based on the statutory federal income tax rate plus applicable state income taxes (net of federal benefit) plus the non-deductibility of certain expenses. Additionally, the Company would have presented pro forma net income, pro forma income per share and pro forma weighted average shares outstanding as if the Company had been capitalized on the first date of the periods presented, however the Company has a tax loss for the periods presented.

Share-Based Compensation

The Company recognizes all share-based payments to employees, including grants of Company stock options to Company employees, as well as other equity-based compensation arrangements, in the financial statements based on the grant date fair value of the awards. Compensation expense is generally recognized over the vesting period. During each of the one month period ended December 31, 2011 and 2010, the Company issued no stock options or other share-based payments to employees.

Income (Loss) per Share

Basic net income (loss) per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

Concentration of Risks

The Company’s operations and future business model are dependent in a large part on the Company’s ability to execute its business model. The Company’s inability to meet its sales objectives may have a material adverse effect on the Company’s financial condition.

Recent Accounting Pronouncements

In May 2011, the FASB issued amendments to disclosure requirements for common fair value measurement. These amendments, effective for the interim and annual periods beginning on or after December 15, 2011 (early adoption is prohibited), result in common definition of fair value and common requirements for measurement of and disclosure requirements between US GAAP and IFRS. Consequently, the amendments change some fair value measurement principles and disclosure requirements. The implementation of this amended accounting guidance does not have a material impact on our consolidated financial position or results of operations.

In June 2011, the FASB issued amendments to disclosure requirements for presentation of comprehensive income. This guidance, effective retrospectively for the interim and annual periods beginning on or after December 15, 2011 (early adoption is permitted), requires presentation of total comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The Company does not expect the implementation of this amended accounting guidance to impact its consolidated financial statements.

Note 2: Going Concern

At December 31, 2011, the Company had accumulative deficit of $556,879 and working capital deficit.   The Company believes that its existing capital resources may not be adequate to enable it to execute its business plan.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern.  The Company estimates that it will require additional cash resources during 2012 based on its current operating plan and condition. The Company expects cash flows from operating activities to improve, primarily as a result of an increase in revenue and reduction of costs, although there can be no assurance thereof.  The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.  If we fail to generate positive cash flow or obtain additional financing, when required, we may have to modify, delay, or abandon some or all of our business and expansion plans.

Note 3: Intangible assets – Distribution license agreement

During the third quarter of 2010, the Company entered into a distributorship and supply agreement with Polycil Holdings, Inc., (“Polycil”) a Nevada Corporation, for the exclusive distributorship rights for the use of Polycil‘s hangover formula in North America and a guaranteed supply of humic acid for this purpose.  In exchange for the exclusive distributorship rights, Forgiven agreed to pay Polycil $750,000 in $250,000 increments due July 1, 2010; January 1, 2011 and July 1, 2011.  On August 27, 2010, the terms of the original were modified to adjust the payment schedule to (i) $50,000 initial payment on September 1, 2010 plus payments of (ii) $25,000 monthly payments for the first six months; (iii) $25,000 monthly payments in months March 2011 through August 1, 2011; (iv) balance of $460,000 to be made no later than December 1, 2011.   As a result, the Company an intangible asset amount of $750,000 at July 10, 2010, as a non-current asset.

In August 2011, Forgiven determined that the exclusive supply agreement was not “exclusive” as represented by Polycil as there were other suppliers of the same product.  As such, Forgiven stopped making the payments under the agreement and therefore recorded an impairment expense for the $750,000 originally recorded. See Legal Proceedings section in Note 8: Commitments and Contingencies.

Note 4: Notes Payable

On July 1, 2010, the Company recorded a notes payable of $750,000 to Polycil in connection with the distributorship and supply agreement of humic acid.  During the period ended December 31, 2010 and the year ended December 31, 2011, Forgiven made payments of $101,000 and $227,800.  The Company stopped making payments under the agreement in August 2011 and wrote off the outstanding amount of $421,200 and recorded a gain on debt extinguishment.  The balance recorded at December 31, 2010 and 2011 was $649,000 and $0, respectively.  See Legal Proceedings in Note 8, Commitments and Contingencies.

On August 15, 2011, the Company entered into a secured notes payable agreement with a shareholder, Tony McKeighan for $25,000 with a stated interest rate of 10%, due on August 15, 2012.  Under the terms of the notes payable agreement, Mr. McKeighan has a full security interest in the assets of the company.

Note 5: Stockholders Equity

On September 3, 2010 Forgiven was incorporated in the State of Nevada and authorized 100,000,000 shares of common stock at a par value of $0.0001 and 25,000,000 shares of preferred stock at a par value of $0.0001.  The Preferred Stock is made up of 20,000,000 Class A Preferred shares which carry 10 to 1 voting rights and no conversion rights and 5,000,000 Class B Preferred shares to be issued from time to time.

On September 21, 2010, the Company issued 7,750,000 shares of Class A Preferred Stock to each of its two original founding officers, Mr. Charles Aday and Mr. Thomas J. Lavin.  The Company recorded these shares as compensation at par value of $0.0001 per share or $775.

On September 21, 2010, the Company issued 2,250,000 shares of Common stock to two additional founding individuals, Mr. Paul Grady and Mr. David Arenaz.  The Company recorded these shares as compensation at par value of $0.0001 per share or $225.

On September 21, 2010, the Company sold 1, 870, 000 shares of Common Stock to a third party for $200,000 cash.  In January 2011, the third party contributed an additional $20,000 bringing total proceeds for these shares up to $220,000.

In January 2011, the primary officer of the company, Mr. Charles Aday made cash advances of $13,000 for company expenses and treated this as contributed capital for no cash repayment or additional stock issuances.

From the period of January 2011 through September 2011 the Company issued 240,000 shares of common stock to various consultants for promotional services of product.  The Company recorded stock based compensation in the amount of $36,300 which represented fair market value of the stock based on the cash proceeds received in September 2010.

During February 2011, the company sold 750,000 shares of common stock to one individual for $150,000 cash or a price per share of $0.20.

During June 2011, the company sold 300,000 shares of common stock to one individual for $100,000 cash or a price per share of $0.33.

During December 2011, the Company sold 40,000 shares of common stock to one individual for $20,000 or a price per share of $0.50.

Note 6: Related Party Transactions

On December 15, 2010, Mr. Charles Aday, advanced the company $500 for operating expenses.  The company made payments of $300 toward the advances.  At December 31, 2010 and 2011, amounts owed to Mr. Aday were $200 and $0 respectively.

Note 7: Commitments and Contingencies

Legal Proceedings

During the third quarter of 2010, the Company entered into a distributorship and supply agreement Polycil, a Nevada Corporation, for the exclusive distributorship rights for the use of Polycil‘s hangover formula in North America and a guaranteed supply of humic acid for this purpose.  In exchange for the exclusive distributorship rights, Forgiven agreed to pay Polycil $750,000 in $250,000 increments due July 1, 2010; January 1, 2011 and July 1, 2011.  On August 27, 2010, the terms of the original agreement were modified to adjust the payment schedule to (i) $50,000 initial payment on September 1, 2010 plus payments of (ii) $25,000 monthly payments for the first six months; (iii) $25,000 monthly payments in months March 2011 through August 1, 2011; (iv) balance of $460,000 to be made no later than December 1, 2011.   As a result, the Company had an intangible asset amount of $750,000 at July 10, 2010, as a non-current asset and a notes payable in the amount of $750,000.

In August 2011, Forgiven determined that the exclusive supply agreement was not “exclusive” as represented by Polycil as there were other suppliers of the same product.  As such, Forgiven stopped making the payments under the agreement and therefore recorded an impairment expense of the $750,000 originally recorded.

In March 2012, Polycil filed a complaint in the District Court of Clark County, Nevada, against Forgiven for an alleged breach of contract, breach of a modification contract, breach of the covenant of good faith and fair dealing in contract, breach of the covenant of good faith and fair dealing in tort, breach of fiduciary duty, constructive trust, unjust enrichment, declaratory relief, violation of the Uniform Trade Secrets Act, promissory estoppel and request for temporary restraining order, preliminary injunction and permanent injunction.  Polycil is seeking special damages in excess of $10,000 and general damages in excess of $10,000  contractual damages of $436,125 and punitive damages. Forgiven has filed a counter-claim against Polycil for breach of contract, fraud, misrepresentation and unjust enrichment and is seeking reimbursement of all sums previously paid to Polycil for the notes payable and supplies of humic acid in the amount of $313,875, plus attorney’s fees, costs, interest and any other related damages.  On March 22, 2012, a hearing was held where, Forgiven successfully opposed Polycil’s motion for a preliminary injunction and restraining order to prevent Forgiven from selling/distributing the product with the following specific findings: (i) the Court had concerns that the formula had not been patented by Polycil and that it was not protected and therefore, (ii) the Court denied Polycil’s motion for a temporary restraining order and permitted Forgiven to distribute the remainder of the old product. It was also ordered that the proceeds from the sales of product made with the old formula are to be placed in an interest bearing escrow account that the parties agree upon and if the parties are unable to agree on an account, the funds are to be deposited with the Court.  There were no proceeds from the sales of product made with the old formula; therefore there was no need for an escrow account.  There has been no recent activity in this matter as Polycil is involved in an action which may result in a change of management which the Company anticipates would be favorable to the Company.

The Company’ management as well as its external counsel has estimated the probability of any loss under this contract to be remote and expects to succeed in its counter claim.. The Company has written off the remaining  $421,200 which was payable to Polycil, this resulted in the recognition of a gain on debt extinguishment.

Distributor Agreements

On January 24, 2011, the Company entered into a two year distribution agreement with Nevada Beverage Co., a Nevada corporation for the exclusive right to sell the product, “Forgiven POP pill packs”, to retail on-premise and off premise accounts in the counties of Clark, Nye, Lincoln and Esmeralda, Nevada.  The Company agrees to pay the Distributor for promotional program expenditures.  The Distributor has the right to terminate the agreement without cause with 60 days written notice to the company.  In the event of such termination without cause, the Company shall pay the Distributor for Distributor’s inventory of products.

On April 11, 2011, the Company entered into a distribution agreement with CB Distributors for the exclusive right to sell the Forgiven products in the United States of America.  The Company agrees to pay the Distributor for promotional program expenditures.  The Distributor has the right to terminate the agreement without cause with 60 days written notice to the company.  In the event of such termination without cause, the Company shall pay the Distributor for Distributor’s inventory of products.  On August 27, 2011, the parties mutually agreed to terminate the said agreement and Forgiven re-purchased the inventory held by CB distributors.

On May 18, 2011, the Company entered into a five year distribution agreement with Forgiven New Zealand Limited, located in New Zealand for the exclusive right to sell the product, “Forgiven POP pill packs,” and “Forgiven pill,” to retain on-premise and off premise accounts in New Zealand.  The Company agrees to pay the Distributor for promotional program expenditures.  The Distributor has the right to terminate the agreement without cause with 60 days written notice to the company.  In the event of such termination without cause, the Company shall pay the Distributor for Distributor’s inventory of products.

On June 15, 2011, The Company entered into an 18-month exclusive distribution agreement with Rockhard Laboratories, a Georgia limited liability company for the exclusive right to the sell the product, “Forgiven POP,” and “Forgiven Alcohol Metabolizer tablet,” in the food, drug and mass retail market in the USA. This includes but is not limited to Target, Kmart, Fred’s Variety Wholesale and ShopKo, CVS, Kerr Drug, Walgreens and Rite Aid stores.  The Company agrees to pay the Distributor for promotional program expenditures.  The Distributor has the right to terminate the agreement without cause with 60 days written notice to the company.  In the event of such termination without cause, the Company shall pay the Distributor for Distributor’s inventory of products.

Advertising Agreement

On November 17, 2011, the Company entered into an exclusive $2,000,000 one year advertising placement services agreement with Media Funding Solutions, Inc. (“MFS”), a Nevada Corporation.  Under the agreement the Company has a minimum amount of advertising that it must buy from MFS:

•

$200,000 in advertising insertion orders during the period from December 1, 2011 through February 28, 2012;

•

$600,000 in advertising insertion orders during the period from February 29, 2012 through May 30, 2012;

•

$600,000 in advertising insertion orders during the period from May 31, 2012 through August 30, 2012 and;

•

$600,000 in advertising insertion orders during the period from August 31, 2012 through November 30, 2012.

In the event the Company fails to sign advertising insertion orders totaling the minimum amount specified above, then the Company will be charged for the amount they are deficient, “deficient rollover ad balance”, a minimum required general ad purchase and the 15% ad placement fee for said amount shall be due and payable immediately and the minimum required general ad purchase shall be added to the clients total account balance due.  The Company will then sign a subsequent ad insertion order at some point in the future before the end of the 12-month period to run advertising of the amount of the deficient rollover ad balance.  The Company failed to meet the minimums above and renegotiated the agreement in 2012.  See Note 10: Subsequent Events for further discussion on amended agreement.

Note 8: Income Taxes

The Company elected to be treated as an S-Corporation under the Internal Revenue Code and was subject to pass through entity income tax rules for the periods ended December 31, 2011 and 2010.

The Company is in the process of electing to be treated as a C-corporation under the Internal Revenue Code and will be subject to corporate income taxes. Accordingly, a pro forma income tax provision for corporate income taxes has been calculated as if the Company had been taxable as a C-corporation for all periods presented. The effective tax rates used in the unaudited pro forma income tax calculations are based on the statutory federal income tax rate plus applicable state income taxes (net of federal benefit) plus the non-deductibility of certain expenses. Additionally, the Company would have presented pro forma net income, pro forma income per share and pro forma weighted average shares outstanding as if the Company had been capitalized on the first date of the periods presented, however the Company has a tax loss for the periods presented.

On a proforma basis, deferred income taxes are recorded at the effective tax rate of 34%. SFAS No. 109, ASC 740 “Accounting for Income Taxes” , the provision for income taxes is computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

		Period from inception (September 3, 2010 ) to
	December 31,	December 31
	2011	2010
Deferred tax asset attributable to:
Net operating loss carryforwards	$161,160	$15,700

Less: valuation allowance	(161,160)	(15,700)

Total	$-	-

On a pro-forma basis, As of December 31, 2011 and 2010, the deferred tax assets are net of a valuation allowance of $161,160 and $15,700 respectively, based on the amount that management believes will ultimately be realized.  Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.  At December 31, 2011, Forgiven had net loss carry-forwards from current operations $556,879 for tax purposes which will begin to expire in 2030.   All years presented are open for IRS examination.

The Company applies the authoritative guidance in accounting for uncertainty in income taxes recognized in the financial statements.  This guidance prescribes a two-step process to determine the amount of tax benefit to be recognized.  First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination.  If the tax position is deemed “more-likely-than-not” to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements.  The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. There are no uncertain tax positions taken by the Company on its tax returns.

Note 9:  Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued.  Below is a summary of significant subsequent events.

In January 2012, the Company sold 40,000 shares of common stock for $20,000.

In February 2012, the Company sold 300,000 shares of common stock for $60,000.

In February 2012, the Company issued 850,000 shares each of its Series A Preferred stock to its founding shareholders, Mr. Charles Aday, Mr. TJ Lavin and Mr. Paul Grady in lieu of cash compensation.  The Company estimated the fair market value to be equal to $0.20 per share or $170,000 per individual to which is in line with the private placement issuances at the time of grant.  As such the Company recorded stock based compensation in the amount of $510,000 which represented the estimated fair market value of the common stock sold for cash at the time.

In March 2012, the Company issued 1,000,000 shares of common stock for $200,000.

In April 2012, the Company issued 25,000 shares of common stock for $5,000.

In May 2012, the Company issued 100,000 shares of common stock for $20,000.

In July 2012, the Company issued 1,500,000 shares of common stock under the Media Funding Solutions amended agreement in lieu of $300,000 cash.

Amendment to Advertising Agreement with Media Funding Solutions

In March 2012, the Company signed a subscription agreement for 450,000 shares of common stock for the amount of $90,000.  The consideration for such shares was paid for by the forgiveness of $90,000 in ad insertion orders incurred by Forgiven during 2012 but not paid for. As part of this agreement, Forgiven agreed to purchase $500,000 in advertising with MFS either in March 2012 or April 2012 with the cash ad placement fee paid in full to MFS at the time of signing the insertion order on or before May 5, 2012.  Forgiven failed to perform the ad insertion order therefore the stock subscription agreement signed in March, 2012 became null and void.

In July 2012, the Company and MFS amended the agreements above to include the following terms:

Under terms of the new five-year agreement, Forgiven is required to purchase $6 million worth of advertising for the maximum cost of $2.7 million.  During 2012, Forgiven placed $217,043 in ad-insertion orders.  MFS agreed to set the due date of $204,000 for orders placed but not paid for originally from May 31, 2012 to September 1, 2012. MFS agreed to accept a discounted amount of $174,000.  However if the $174,000 amount is not paid for by September 1, 2012, then the discount is waived by MFS and full $204,000 becomes due.   The Company did not pay the $174,000 by September 1, 2012, therefore the discount was waived and the full amount is owed.  MFS agreed to set the due date of $13,043of orders placed but not paid for originally from March 30, 2012 to September 1, 2012.  MFS agreed to accept a discounted amount of $9,611 if the total amount is paid by September 1, 2012.   The Company did not pay the $13,043 by September 1, 2012 therefore the discount was waived and the full amount is owed.

Forgiven is required to report any raise of cash via equity, debt or other types of financing to MFS and MFS is entitled to receive 70% of all cash received and an additional 20% of Forgiven’s gross revenue from all sources until MFS has received payment in full (in addition to the 8% described below.

MFS will be Forgiven’s exclusive ad placement Agency of Record for a minimum period of 60 months from the signing of the agreement.

MFS agreed to assign and transfer to Forgiven the sum of $6,000,000 in pre-paid media placement opportunities at a total cost of $2.7 million over the five years.  In exchange for this, Forgiven will make 72 monthly payments equal to 8% of its gross revenue to MFS, with a monthly cap of $40,000.  Any excess revenue payments due to MFS in any given month that exceed $40,000 are first deducted by Forgiven to recoup any ad placement fees paid in the previous month.  Any additional excess revenues for that month are paid to MFS and deposited into an account for use by Forgiven for payment of 15% ad placement fee or for cash based media buys in the future. Total fees are capped at $2.7 million.  Forgiven has a buyout option if exercised within first 12 months of agreement for $1,500,000.  This payment will stop all future gross revenue payments. If Forgiven stays private, the Company has the option to buy back 50% of the equity for $300,000 during the first 12 months of the agreement.

Forgiven will pay a funding fee in the amount equal to $300,000. In lieu of cash, Forgiven agrees to give MFS $300,000 unrestricted freely tradable shares of Forgiven common stock to be calculated at $0.20 per share or 1,500,000 shares.  However, should shares be offered to anyone by Forgiven at a price lower than $0.20 per share then MFS shall be made whole and be given shares at the same price.  If for some reason, the Company remains private, then MFS shall have the option at MFS’ sole option to elect to receive its $300,000 equity as an option for that equity which as a 10 year expiration date for exercise and MFS shall pay $10 per share exercise price.

Forgiven has granted MFS a security interest in all inventory.

FORGIVEN BOTTLING GROUP, INC.

UNAUDITED FINANCIAL STATEMENTS

CONTENTS

Page

CONDENSED FINANCIAL STATEMENTS

Balance Sheets as of June 30, 2012 (Unaudited) and December 31, 2011	F-16

Statements of Operations for the three and six months ended June 30, 2012 and 2011 (Unaudited) ;	F-17

Statements of Cash Flows for the six months ended June 30, 2012 and 2011 (Unaudited);	F-18

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS	F-19

FORGIVEN BOTTLING GROUP, INC.

BALANCE SHEETS

AS OF JUNE 30, 2012 AND DECEMBER 31, 2011

	June 30, 2012 (Unaudited)	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$15,863	$7,639
Accounts receivable	19,726	27,381
Inventory	12,755	7,733
Prepaid expenses	33,529	8,826
Total current assets	81,873	51,579

Distribution License Agreement, net of accumulated amortization of $750,000, respectively	-	-
Total assets	81,873	$51,579

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	$228,900	$19,650
Deferred revenue	-	22,550
Notes payable – related parties	27,222	25,958
Total current liabilities	256,122	68,158

Total liabilities	256,122	68,158

COMMITMENTS AND CONTINGENCIES	-	-

Stockholders' equity (deficit):

Class A Preferred stock, ($0.0001 par value), 20,000,000 shares authorized and 10,300,000 and 7,750,000 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively.	1,030	775
Class B Preferred stock, ($0.0001 par value), 5,000,000 shares authorized and 0 issued and outstanding	-	-
Common stock, ($0.0001 par value), 100,000,000 shares authorized and 8,415,000 and 5,450,000 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	840	543
Additional paid-in capital	1,668,835	538,982
Accumulated deficit	(1,844,549)	(556,879)
Total stockholders' equity (deficit)	(174,249)	(16,579)
Total liabilities and stockholders' equity (deficit)	$81,873	$51,579

The accompanying notes are an integral part of these unaudited financial statements

FORGIVEN BOTTLING GROUP, INC.

STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

REVENUE, NET	$4,289	$157,772	$58,466	$188,621

COST OF GOODS SOLD	1,793	38,972	30,931	70,160

GROSS PROFIT	2,496	118,800	27,535	118,461

OPERATING EXPENSES:
Selling, general and administrative	305,387	103,589	1,313,941	164,163
Total operating expenses	305,387	103,589	1,313,941	164,163

NET OPERATING INCOME (LOSS)	(302,891)	15,211	(1,286,406)	(45,702)

INTEREST EXPENSE	(632)	-	(1,264)	-

NET INCOME (LOSS) BEFORE INCOME TAXES	(303,523)	15,211	(1,287,670)	(45,702)

PROVISION FOR INCOME TAXES	-	-	-	-

NET INCOME (LOSS)	$(303,523)	$15,211	$(1,287,670)	$(45,702)

Net loss per share, basic and diluted	$(0.04)	$0.00	$(0.18)	$(0.01)
Weighted-average common shares outstanding, basic and diluted	8,360,605	5,147,144	7,079,891	4,268,399

The accompanying notes are an integral part of these unaudited financial statements

FORGIVEN BOTTLING GROUP, INC.

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(Unaudited)

	June 30, 2012	June 30, 2011

Cash flows from operating activities:
Net loss	$(1,287,670)	$(45,702)
Adjustments to reconcile net income to net cash used in operating activities:
Stock based compensation	810,000	21,450
Changes in assets and liabilities:
Accounts receivable	7,655	(20,912)
Prepaid expenses	(24,703)	-
Inventory	(5,022)	27,097
Deferred revenue	(22,550)	(18,200)
Accounts payable and accrued liabilities	210,514	(318)
Net cash used in operating activities	$(311,776)	$(36,585)

Cash flows from investing activities:
Net cash used in investing activities	$-	$-

Cash flows from financing activities:
Cash proceeds from borrowings on advances	-	20,000
Cash provided by issuance of common stock	305,000	200,000
Cash provided by related party	-	-
Repayments of related party notes	-	-
Repayments of distribution agreement notes payable	-	(185,300)
Owner contributions of capital	15,000	13,000
Net cash provided by financing activities	$320,000	$47,700

Change in cash and equivalents	8,224	11,115
Cash and cash equivalents, beginning of period	7,639	3,723
Cash and cash equivalents, end of period	$15,863	$14,838

The accompanying notes are an integral part of these unaudited financial statements.

FORGIVEN BOTTLING GROUP, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1:  Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

On September 3, 2010, Forgiven Bottling Group, Inc., a Nevada corporation (“Forgiven” or the “Company”) was formed with the intent to distribute and sell alcohol metabolizing products called “Forgiven”, through various territorial distributors in the retail markets.

Forgiven prepares its financial statements in accordance with accounting principles generally accepted in the United States of America.  The accompanying interim unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information in accordance with Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the Company’s opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three and six month periods ended June 30, 2012 and 2011 are not necessarily indicative of the results for the full fiscal years.  While the Company’s management believes that the disclosures presented herein are adequate and not misleading, these interim financial statements should be read in conjunction with the audited consolidated financial statements and the footnotes thereto for the periods ended December 31, 2011 and From Since Inception (September 3, 2010) to December 31, 2010, respectively, included elsewhere in this Registration Statement on Form S-1/A.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ materially from those estimates.

Inventory

Inventory costs are determined principally by the use of the first-in, first-out (FIFO) costing method and are stated at the lower of cost or market or net realizable value, including provisions for spoilage commensurate with known or estimated exposures which are recorded as a charge to cost of goods sold during the period spoilage is incurred.  Inventory consists of Forgiven alcohol metabolizer supplement tablets products that are being marketed to customers.

Fair value of financial instruments

The carrying value of cash and cash equivalents, accounts payable and accrued expenses and other liabilities approximates fair value due to the short-term maturity of these instruments.  The carrying value of the notes payable are believed to approximate their fair value as of June 30, 2012 and December 31, 2011,  based upon the relatively short period these instruments have been outstanding.

Revenue Recognition

The Company recognizes revenue when the product is received by and title passes to the customer. The Company’s standard terms are ‘FOB’ receiving point. In the case of large orders, the company requires a 50% deposit from the customer to produce the alcohol metabolizer supplement.  This deposit is treated as deferred revenue until the revenue recognition earnings process is complete upon receipt of order.  If a customer receives any product that they consider damaged or unacceptable, the customer must document any such damages or reasons for it not to be accepted on the original invoice upon delivery and then inform the Company within 72 hours of receipt of the product. The Company does not accept returns of product for reasons other than damage, packaging mistakes or agreed upon sales returns for marketing purposes.

We record estimates for reductions to revenue for customer programs and incentives, including price discounts, volume-based incentives, and promotions and advertising allowances. No products are sold on consignment. Revenue is shown net of sales allowances and discounts on the accompanying statements of operations.  For the six months ended June 30, 2012 and 2011, total discounts were;$20,834 and $98, respectively.

Cost of Goods Sold

The Company’s cost of goods sold includes all supplies and material costs of beverage production, which primarily consist of raw materials such as concentrate, glass, labels, caps and packaging materials. Additionally, costs incurred for shipping and handling charges are included in cost of goods sold. The Company does not bill customers for cost of shipping unless the Company incurs additional charges such as refusing initial shipment or not being able to receive shipment at their prescheduled time with the freight company. For the six months ended June 30, 2012 and 2011 such costs totaled approximately $0 respectively. The Company’s gross margins may not be comparable to other companies in the same industry as other companies may include shipping and handling costs as general and administrative expenses.

Advertising Expense

The Company recognizes advertising expense as incurred. The Company recognized advertising expense of $413,528 and $70,115 for the six months ended June 30, 2012 and 2011, respectively. For the six months ended June 30, 2012, the Company recorded $300,000 in stock based compensation for shares paid to its advertising partner, Media Funding Solutions, Inc.

Income Taxes

Forgiven accounts for income taxes under the provisions of FASB ASC Topic No. 740 (formerly SFAS No. 109, Accounting for Income Taxes), which provides for an asset and liability approach in accounting for income taxes.  Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributable to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes. In recording deferred income tax assets, Forgiven considers whether it is more likely than not that some portion or all of the deferred income tax assets will be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those deferred income tax assets would be realizable.  The Company considers the scheduled reversal of deferred income tax liabilities and projected future taxable income for this determination.  The Company established a full valuation allowance and reduced its net deferred tax asset, principally related to the Company’s net operating loss carryovers, to zero as of June 30, 2012 and December 31, 2011.   The Company will continue to assess the valuation allowance against deferred income tax assets considering all available information obtained in future reporting periods.  If the Company achieves profitable operations in the future, it may reverse a portion of the valuation allowance in an amount at least sufficient to eliminate any tax provision in that period.

Pro forma Information

The Company elected to be treated as an S-Corporation under the Internal Revenue Code and was subject to pass through entity income tax rules for the periods ended December 31, 2011 and 2010.

The Company is in the process of electing to be treated as a C-corporation under the Internal Revenue Code and will be subject to corporate income taxes. Accordingly, a pro forma income tax provision for corporate income taxes has been calculated as if the Company had been taxable as a C-corporation for all periods presented. The effective tax rates used in the unaudited pro forma income tax calculations are based on the statutory federal income tax rate plus applicable state income taxes (net of federal benefit) plus the non-deductibility of certain expenses. Additionally, the Company would have presented pro forma net income, pro forma income per share and pro forma weighted average shares outstanding as if the Company had been capitalized on the first date of the periods presented, however the Company has a tax loss for the periods presented.

Share-Based Compensation

The Company recognizes all share-based payments to employees, including grants of Company stock options to Company employees, as well as other equity-based compensation arrangements, in the financial statements based on the grant date fair value of the awards. Compensation expense is generally recognized over the vesting period.

Income (Loss) per Share

Basic net income (loss) per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

Recent Accounting Pronouncements

Forgiven does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 2: Going Concern

At June 30, 2012, the Company had accumulative deficits of $1,844,549.   The Company believes that its existing capital resources may not be adequate to enable it to execute its business plan.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern.  The Company estimates that it will require additional cash resources during 2012 based on its current operating plan and condition. The Company expects cash flows from operating activities to improve, primarily as a result of an increase in revenue and reduction of costs, although there can be no assurance thereof.  The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.  If we fail to generate positive cash flow or obtain additional financing, when required, we may have to modify, delay, or abandon some or all of our business and expansion plans.

Note 3:  Distribution license agreement

During the third quarter of 2010, the Company entered into a distributorship and supply agreement with Polycil Holdings, Inc., (“Polycil”) a Nevada Corporation, for the exclusive distributorship rights for the use of Polycil‘s hangover formula in North America and a guaranteed supply of humic acid for this purpose.  In exchange for the exclusive distributorship rights, Forgiven agreed to pay Polycil $750,000 in $250,000 increments due July 1, 2010; January 1, 2011 and July 1, 2011.  On August 27, 2010, the terms of the original were modified to adjust the payment schedule to (i) $50,000 initial payment on September 1, 2010 plus payments of (ii) $25,000 monthly payments for the first six months; (iii) $25,000 monthly payments in months March 2011 through August 1, 2011; (iv) balance of $460,000 to be made no later than December 1, 2011.   As a result, the Company recorded an intangible asset in the amount of $750,000 at July 10, 2010, as a non-current asset.

In August 2011, Forgiven determined that the exclusive supply agreement was not “exclusive” as represented by Polycil as there were other suppliers of the same product.  As such, Forgiven stopped making the payments under the agreement and therefore recorded an impairment expense for the $750,000 originally recorded. See Legal Proceedings section in Note 6: Commitments and Contingencies.

Note 4: Notes Payable

On July 1, 2010, the Company recorded a notes payable of $750,000 to Polycil in connection with the distributorship and supply agreement of humic acid.  During the six month period ended June 30, 2012 and 2011, Forgiven made payments of $0 and $185,300, respectively.  The Company stopped making payments under the agreement in August 2011 and wrote off the outstanding amount of $421,200 and recorded a gain on debt extinguishment during the period ending December 31, 2011.  The balance recorded at June 30, 2012 and December 31, 2011 was $0, respectively.  See Legal Proceedings in Note 6, Commitments and Contingencies.

On August 15, 2011, the Company entered into a secured notes payable agreement with a shareholder, Tony McKeighan for $25,000 with a stated interest rate of 10%, due on August 15, 2012.  Under the terms of the notes payable agreement, Mr. McKeighan has a full security interest in the assets of the company.  At June 30, 2012 and December 31, 2011, accrued interest on the balance totals $2,222 and $958, respectively.  The term of the note has expired and is due on demand.

Note 5: Stockholders Equity

On September 3, 2010 Forgiven was incorporated in the State of Nevada and authorized 100,000,000 shares of common stock at a par value of $0.0001 and 25,000,000 shares of preferred stock at a par value of $0.0001.  The Preferred Stock is made up of 20,000,000 Class A Preferred shares which carry 10 to 1 voting rights and no conversion rights and 5,000,000 Class B Preferred shares to be issued from time to time.

In January 2012, the Company sold 40,000 shares of common stock for $20,000.

In February 2012, the Company sold 300,000 shares of common stock for $60,000.

In February 2012, the Company issued 850,000 shares each of its Series A Preferred stock to its founding shareholders, Mr. Charles Aday, Mr. TJ Lavin and Mr. Paul Grady in lieu of cash compensation.  The Company estimated the fair market value to be equal to $0.20 per share or $170,000 per individual to which is in line with the private placement issuances at the time of grant.  As such the Company recorded stock based compensation in the amount of $510,000 which represented the estimated fair market value of the common stock sold for cash at the time.

In March 2012, the Company issued 1,000,000 shares of common stock for $200,000.

Under the March advertising agreement with Media Funding Solutions, the Company owed MFS 450,000 shares of common stock.  In July, the Company amended this agreement further to issue 1,500,000 shares.  As such, the Company recorded stock based compensation in the amount of $300,000 as of March 27, 2012, the date of the original obligation.

In April 2012, the Company issued 25,000 shares of common stock for $5,000.

In May 2012, the Company issued 100,000 shares of common stock for $20,000.

In June 2012, Mr. Lavin contributed $15,000 to the Company.  The Company recorded the cash received into Additional Paid in Capital.

In January 2011, the primary officer of the company, Mr. Charles Aday made cash advances of $13,000 for company expenses and treated this as contributed capital for no cash repayment or additional stock issuances.

From the period of January 2011 through September 2011 the Company issued 195,000 shares of common stock to various consultants for promotional services of product.  The Company recorded stock based compensation in the amount of $36,300 which represented fair market value of the stock based on the cash proceeds received in September 2010.

During February 2011, the Company sold 750,000 shares of common stock to one individual for $150,000 cash or a price per share of $0.20.

During June 2011, the Company sold 300,000 shares of common stock to one individual for $100,000 cash or a price per share of $0.33.

Note 6: Commitments and Contingencies

Legal Proceedings

During the third quarter of 2010, the Company entered into a distributorship and supply agreement Polycil, a Nevada Corporation, for the exclusive distributorship rights for the use of Polycil‘s hangover formula in North America and a guaranteed supply of humic acid for this purpose.  In exchange for the exclusive distributorship rights, Forgiven agreed to pay Polycil $750,000 in $250,000 increments due July 1, 2010; January 1, 2011 and July 1, 2011.  On August 27, 2010, the terms of the original agreement were modified to adjust the payment schedule to (i) $50,000 initial payment on September 1, 2010 plus payments of (ii) $25,000 monthly payments for the first six months; (iii) $25,000 monthly payments in months March 2011 through August 1, 2011; (iv) balance of $460,000 to be made no later than December 1, 2011.   As a result, the Company had an intangible asset amount of $750,000 at July 10, 2010, as a non-current asset and a notes payable in the amount of $750,000.

In August 2011, Forgiven determined that the exclusive supply agreement was not “exclusive” as represented by Polycil as there were other suppliers of the same product.  As such, Forgiven stopped making the payments under the agreement and therefore recorded an impairment expense of the $750,000 originally recorded.

In March 2012, Polycil filed a complaint in the District Court of Clark County, Nevada, against Forgiven for an alleged breach of contract, breach of a modification contract, breach of the covenant of good faith and fair dealing in contract, breach of the covenant of good faith and fair dealing in tort, breach of fiduciary duty, constructive trust, unjust enrichment, declaratory relief, violation of the Uniform Trade Secrets Act, promissory estoppel and request for temporary restraining order, preliminary injunction and permanent injunction.  Polycil is seeking special damages in excess of $10,000 and general damages in excess of $10,000 contractual damages of $436,125 and punitive damages. Forgiven has filed a counter-claim against Polycil for breach of contract, fraud, misrepresentation and unjust enrichment and is seeking reimbursement of all sums previously paid to Polycil for the notes payable and supplies of humic acid in the amount of $313,875, plus attorney’s fees, costs, interest and any other related damages.  On March 22, 2012, a hearing was held where, Forgiven successfully opposed Polycil’s motion for a preliminary injunction and restraining order to prevent Forgiven from selling/distributing the product with the following specific findings: (i) the Court had concerns that the formula had not been patented by Polycil and that it was not protected and therefore, (ii) the Court denied Polycil’s motion for a temporary restraining order and permitted Forgiven to distribute the remainder of the old product. It was also ordered that the proceeds from the sales of product made with the old formula are to be placed in an interest bearing escrow account that the parties agree upon and if the parties are unable to agree on an account, the funds are to be deposited with the Court.  There were no proceeds from the sales of product made with the old formula; therefore there was no need for an escrow account.

The Company’ management as well as its external counsel has estimated the probability of any loss under this contract to be remote and expects to succeed in its counter claim. There is no further new information as of this filing pertaining to this lawsuit.

Amendment to Advertising Agreement with Media Funding Solutions

In March 2012, the Company signed a subscription agreement for 450,000 shares of common stock for the amount of $90,000.  The consideration for such shares was paid for by the forgiveness of $90,000 in ad insertion orders incurred by Forgiven during 2012 but not paid for. As part of this agreement, Forgiven agreed to purchase $500,000 in advertising with MFS either in March 2012 or April 2012 with the cash ad placement fee paid in full to MFS at the time of signing the insertion order on or before May 5, 2012.  Forgiven failed to perform the ad insertion order therefore the stock subscription agreement signed in March, 2012 became null and void.

In July 2012, the Company and MFS amended the agreements above to include the following terms:

Under terms of the new five-year agreement, Forgiven is required to purchase $6 million worth of advertising for the maximum cost of $2.7 million.  During 2012, Forgiven placed $217,043 in ad-insertion orders.  MFS agreed to set the due date of $204,000 for orders placed but not paid for originally from May 31, 2012 to September 1, 2012. MFS agreed to accept a discounted amount of $174,000.  However if the $174,000 amount is not paid for by September 1, 2012, then the discount is waived by MFS and full $204,000 becomes due.   The Company did not pay the $174,000 by September 1, 2012, therefore the discount was waived and the full amount is owed.  MFS agreed to set the due date of $13,043of orders placed but not paid for originally from March 30, 2012 to September 1, 2012.  MFS agreed to accept a discounted amount of $9,611 if the total amount is paid by September 1, 2012.   The Company did not pay the $13,043 by September 1, 2012 therefore the discount was waived and the full amount is owed.

Forgiven is required to report any raise of cash via equity, debt or other types of financing to MFS and MFS is entitled to receive 70% of all cash received and an additional 20% of Forgiven’s gross revenue from all sources until MFS has received payment in full (in addition to the 8% described below.

MFS will be Forgiven’s exclusive ad placement Agency of Record for a minimum period of 60 months from the signing of the agreement.

MFS agreed to assign and transfer to Forgiven the sum of $6,000,000 in pre-paid media placement opportunities at a total cost of $2.7 million over the five years.  In exchange for this, Forgiven will make 72 monthly payments equal to 8% of its gross revenue to MFS, with a monthly cap of $40,000.  Any excess revenue payments due to MFS in any given month that exceed $40,000 are first deducted by Forgiven to recoup any ad placement fees paid in the previous month.  Any additional excess revenues for that month are paid to MFS and deposited into an account for use by Forgiven for payment of 15% ad placement fee or for cash based media buys in the future. Total fees are capped at $2.7 million.  Forgiven has a buyout option if exercised within first 12 months of agreement for $1,500,000.  This payment will stop all future gross revenue payments. If Forgiven stays private, the Company has the option to buy back 50% of the equity for $300,000 during the first 12 months of the agreement.

Forgiven will pay a funding fee in the amount equal to $300,000. In lieu of cash, Forgiven agrees to give MFS $300,000 unrestricted freely tradable shares of Forgiven common stock to be calculated at $0.20 per share or 1,500,000 shares.  However, should shares be offered to anyone by Forgiven at a price lower than $0.20 per share then MFS shall be made whole and be given shares at the same price.  If for some reason, the Company remains private, then MFS shall have the option at MFS’ sole option to elect to receive its $300,000 equity as an option for that equity which as a 10 year expiration date for exercise and MFS shall pay $10 per share exercise price.

Forgiven has granted MFS a security interest in all inventory.

Note 7: Income Taxes

The Company elected to be treated as an S-Corporation under the Internal Revenue Code and was subject to pass through entity income tax rules for the periods ended December 31, 2011.

The Company is in the process of electing to be treated as a C-corporation under the Internal Revenue Code and will be subject to corporate income taxes. Accordingly, a pro forma income tax provision for corporate income taxes has been calculated as if the Company had been taxable as a C-corporation for all periods presented. The effective tax rates used in the unaudited pro forma income tax calculations are based on the statutory federal income tax rate plus applicable state income taxes (net of federal benefit) plus the non-deductibility of certain expenses. Additionally, the Company would have presented pro forma net income, pro forma income per share and pro forma weighted average shares outstanding as if the Company had been capitalized on the first date of the periods presented, however the Company has a tax loss for the periods presented.

On a proforma basis, deferred income taxes are recorded at the effective tax rate of 34%. SFAS No. 109, ASC 740 “ Accounting for Income Taxes” , the provision for income taxes is computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

	June 30, 2012	December 31, 2011

Deferred tax asset attributable to:
Net operating loss carry forwards	$339,404	$161,160

Less: valuation allowance	(339,404)	(161,160)

Total	$-	-

Forgiven had net loss carry-forwards from current operations $998,000 for tax purposes which will begin to expire in 2030.   All years presented are open for IRS examination.

The Company applies the authoritative guidance in accounting for uncertainty in income taxes recognized in the financial statements.  This guidance prescribes a two-step process to determine the amount of tax benefit to be recognized.  First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination.  If the tax position is deemed “more-likely-than-not” to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements.  The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. There are no uncertain tax positions taken by the Company on its tax returns.

Note 8:  Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued.

Dealer Prospectus Delivery Obligation

Until March 20, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration	$287
Legal and related Fees and Expenses*	$25,000
Accounting Fees*	$10,000
Transfer Agent Fees*	$500
Miscellaneous*	$200
Total	$35,987

* Estimated.

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers.

Article XI, Section 43 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes.    Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred.  No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval.  Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

On September 21, 2010, the Company issued 7,750,000 shares of Class A Preferred Stock to each of its two original founding officers, Mr. Charles Aday and Mr. Thomas J. Lavin.  The Company recorded these shares as compensation at par value of $0.0001 per share or $775.

On September 21, 2010, the Company issued 2,250,000 shares of Common stock to two additional founding individuals, Mr. Paul Grady and Mr. David Arenaz.  The Company recorded these shares as compensation at par value of $0.0001 per share or $225.

On September 21, 2010, the Company sold 1, 870, 000 shares of Common Stock to a third party for $200,000 cash.  In January 2011, the third party contributed an additional $20,000 bringing total proceeds for these shares up to $220,000.

In January 2011, the primary officer of the company, Mr. Charles Aday made cash advances of $13,000 for company expenses and treated this as contributed capital for no cash repayment or additional stock issuances.

From the period of January 2011 through September 2011 the Company issued 240,000 shares of common stock to various consultants for promotional services of product.  The Company recorded stock based compensation in the amount of $36,300 which represented fair market value of the stock based on the cash proceeds received in September 2010.

During February 2011, the company sold 750,000 shares of common stock to one individual for $150,000 cash or a price per share of $0.20.

During June 2011, the company sold 300,000 shares of common stock to one individual for $100,000 cash or a price per share of $0.33.

During December 2011, the Company sold 40,000 shares of common stock to one individual for $20,000 or a price per share of $0.50

In January 2012, the Company sold 40,000 shares of common stock for $20,000.

In February 2012, the Company sold 300,000 shares of common stock for $60,000.

In February 2012, the Company issued 850,000 shares each of its Series A Preferred stock to its founding shareholders, Mr. Charles Aday, Mr. TJ Lavin and Mr. Paul Grady in lieu of cash compensation.  The Company estimated the fair market value to be equal to $0.20 per share or $170,000 per individual to which is in line with the private placement issuances at the time of grant.  As such the Company recorded stock based compensation in the amount of $510,000 which represented the estimated fair market value of the common stock sold for cash at the time.

In March 2012, the Company issued 1,000,000 shares of common stock for $200,000 to various subscribers.

Under the March advertising agreement with Media Funding Solutions, the Company owed MFS 450,000 shares of common stock.  In July, the Company amended this agreement further to issue 1,500,000 shares.  As such, the Company recorded stock based compensation in the amount of $300,000 as of March 27, 2012, the date of the original obligation.

In April 2012, the Company issued 25,000 shares of common stock for $5,000.

In May 2012, the Company issued 100,000 shares of common stock for $20,000.

The shares were issued in reliance on Section 4(2) of the Securities Act.  Each investor represented that the securities were being acquired for investment purposes, for the recipient’s own account, not as nominee or agent and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.  Each investor also represented that they had an opportunity to ask questions of management of Forgiven, understood the investment risks involved in acquiring the securities, that the recipient had a pre-existing relationship with the Company or one or more of its officers or directors of a nature and duration that enabled the recipient to be aware of the business of the Company, that the recipient had the opportunity to ask questions of, and receive from answers from, executive officers of the Company with respect to the acquisition of the securities and the business of the Company, that the recipient understood the speculative nature of the acquisition of the securities.

Item 16. Exhibits.

Exhibit
Number	Exhibit Description

3.1
a)	Articles of Incorporation of Forgiven Bottling Group, Inc. dated Sept. 3, 2010
b)	Amended and Restated Article of Incorporation of Forgiven Bottling Group, Inc.

3.2	Bylaws

5.1	Opinion of Harold P. Gewerter, Esq.
10.7	Subscription Agreement.

14.1	Forgiven Bottling Group, Inc. Code of Ethics.
23.1	Consent of McConnell & Jones, LLP.
23.2	Consent of Harold P. Gewerter, Esq. (included in Exhibit 5.1 herein).

99.1	Clinical Trial
99.2	Media Funding Agreement
99.3	Media Funding Agreement 2012 Update
99.4	RockHard Distribution Agreement
99.5	RockHard Addendum
99.6	Media Audit Reports

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)

include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

include any additional or changed material information on the plan of distribution.

(2)

that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small  business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information  about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on December 21, 2012.

Forgiven Bottling Group, Inc.

By: /s/ Charles Aday, III

Charles Aday, III, Chairman of the Board, CFO, President, Treasurer, CEO, Principal Accounting Officer and Director

By: /s/ Thomas J. Lavin

Thomas J. Lavin, Secretary, Director

By: /s/ Paul Grady

Paul Grady, COO, Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on December 21, 2012.

By: /s/ Charles Aday, III

Charles Aday, III, Chairman of the Board, CFO, President, Treasurer, CEO, Principal Accounting Officer and Director

By: /s/ Thomas J. Lavin

Thomas J. Lavin, Secretary, Director

By: /s/ Paul Grady

Paul Grady, COO, Director

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